                                CREDIT AGREEMENT

                                      AMONG

                           PETROQUEST ENERGY, L.L.C.,
                                   AS BORROWER

                            PETROQUEST ENERGY, INC.,
                                  AS GUARANTOR

                                  BANK ONE, NA
                                    AS AGENT

                         BANC ONE CAPITAL MARKETS, INC.
                      AS LEAD ARRANGER AND SOLE BOOK RUNNER

                                       AND

                         CERTAIN FINANCIAL INSTITUTIONS,
                                   AS LENDERS



 ------------------------------------------------------------------------------

                           $75,000,000 CREDIT FACILITY

                                  MAY 14, 2003



                                TABLE OF CONTENTS

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ARTICLE I                  DEFINITIONS................................................   1

ARTICLE II                 THE CREDITS................................................  19
         2.1.     Commitment..........................................................  19
         2.2.     Borrowing Base......................................................  19
         2.3.     Termination.........................................................  21
         2.4.     Ratable Loans.......................................................  21
         2.5.     Types of Advances...................................................  21
         2.6.     Commitment Fee; Reductions in Borrowing Base........................  21
         2.7.     Minimum Amount of Each Advance......................................  21
         2.8.     Optional Principal Payments.........................................  22
         2.9.     Method of Selecting Types and Interest Periods for New Advances.....  22
         2.10.    Conversion and Continuation of Outstanding Advances.................  22
         2.11.    Changes in Interest Rate, etc.......................................  23
         2.12.    Rates Applicable After Default......................................  23
         2.13.    Method of Payment...................................................  24
         2.14.    Noteless Agreement; Evidence of Indebtedness........................  24
         2.15.    Telephonic Notices..................................................  25
         2.16.    Interest Payment Dates; Interest and Fee Basis......................  25
         2.17.    Notification of Advances, Interest Rates, Facility LCs, Prepayments
                  and Commitment Reductions...........................................  25
         2.18.    Lending Installations...............................................  25
         2.19.    Non-Receipt of Funds by the Agent...................................  26
         2.20.    Replacement of Lender...............................................  26
         2.21.    Facility LCs........................................................  27
         2.22.    Collateral..........................................................  31

ARTICLE III                YIELD PROTECTION; TAXES....................................  33
         3.1.     Yield Protection....................................................  33
         3.2.     Changes in Capital Adequacy Regulations.............................  34
         3.3.     Availability of Types of Advances...................................  34
         3.4.     Funding Indemnification.............................................  34
         3.5.     Taxes    ...........................................................  34
         3.6.     Lender Statements; Survival of Indemnity............................  36

ARTICLE IV                 CONDITIONS PRECEDENT.......................................  38
         4.1.     Initial Credit Extension............................................  38
         4.2.     Each Credit Extension...............................................  41

ARTICLE V                  REPRESENTATIONS AND WARRANTIES.............................  43
         5.1.     Existence and Standing..............................................  43
         5.2.     Authorization and Validity..........................................  43

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         5.3.     No Conflict; Government Consent.....................................  43
         5.4.     Financial Statements................................................  44
         5.5.     Material Adverse Change.............................................  44
         5.6.     Taxes ..............................................................  44
         5.7.     Litigation and Contingent Obligations...............................  44
         5.8.     Subsidiaries........................................................  45
         5.9.     ERISA ..............................................................  45
         5.10.    Accuracy of Information.............................................  45
         5.11.    Regulation U........................................................  45
         5.12.    Material Agreements.................................................  45
         5.13.    Compliance With Laws................................................  45
         5.14.    Ownership/Title to the Properties; Licenses; Liens..................  46
         5.15.    Plan Assets; Prohibited Transactions................................  47
         5.16.    Environmental Matters...............................................  47
         5.17.    Investment Company Act..............................................  49
         5.18.    Public Utility Holding Company Act..................................  49
         5.19.    Subordinated Indebtedness...........................................  49
         5.20.    Insurance...........................................................  49
         5.21.    Solvency............................................................  49
         5.22.    Burdensome Provisions...............................................  50
         5.23.    Relationship with the Lenders.......................................  50
         5.24.    Jurisdiction of Organization........................................  50
         5.25.    Full Disclosure.....................................................  50
         5.26.    Gas Imbalances......................................................  51
         5.27.    No Default..........................................................  51

ARTICLE VI                 COVENANTS..................................................  52
         6.1.     Financial Reporting.................................................  52
         6.2.     Use of Proceeds.....................................................  55
         6.3.     Notice of Default...................................................  55
         6.4.     Conduct of Business.................................................  55
         6.5.     Taxes    ...........................................................  55
         6.6.     Insurance...........................................................  55
         6.7.     Compliance with Laws................................................  55
         6.8.     Maintenance of Properties...........................................  55
         6.9.     Inspection..........................................................  56
         6.10.    Dividends and Payments on Indebtedness..............................  56
         6.11.    Indebtedness........................................................  57
         6.12.    Acquisitions and Merger.............................................  58
         6.13.    Sale of Assets......................................................  58
         6.14.    Investments and Acquisitions........................................  58
         6.15.    Liens    ...........................................................  59
         6.16.    [Intentionally Omitted].............................................  60
         6.17.    Operating Leases....................................................  60
         6.18.    Trade Liabilities...................................................  60
         6.19.    Affiliates..........................................................  60

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                                       ii

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         6.20.    Agreement to Deliver Collateral Documents...........................  61
         6.21.    Maintenance of Liens................................................  61
         6.22.    Title Information...................................................  61
         6.23.    Deposit of Production Proceeds......................................  62
         6.24.    General and Administrative Expense Limitation.......................  62
         6.25.    Rate Management Transactions........................................  62
         6.26.    Dry Hole Costs......................................................  64
         6.27.    Sale of Accounts....................................................  64
         6.28.    Sale and Leaseback Transactions and Other Off-Balance Sheet
                  Liabilities ........................................................  64
         6.29.    Contingent Obligations..............................................  64
         6.30.    Financial Contracts.................................................  64
         6.31.    Financial Covenants.................................................  64

ARTICLE VII                DEFAULTS...................................................  66

ARTICLE VIII               ACCELERATIONS, WAIVERS, AMENDMENTS AND REMEDIES............  70
         8.1.     Acceleration........................................................  70
         8.2.     Amendments..........................................................  71
         8.3.     Preservation of Rights..............................................  72

ARTICLE IX                 GENERAL PROVISIONS.........................................  73
         9.1.     Survival of Representations.........................................  73
         9.2.     Governmental Regulation.............................................  73
         9.3.     Headings............................................................  73
         9.4.     ENTIRE AGREEMENT....................................................  73
         9.5.     Several Obligations; Benefits of this Agreement.....................  73
         9.6.     Expenses; Indemnification...........................................  73
         9.7.     Numbers of Documents................................................  74
         9.8.     Accounting..........................................................  74
         9.9.     Severability of Provisions..........................................  74
         9.10.    Nonliability of Lenders.............................................  74
         9.11.    Confidentiality.....................................................  75
         9.12.    Nonreliance.........................................................  75
         9.13.    Disclosure..........................................................  75
         9.14.    Interest ...........................................................  76
         9.15.    NO ORAL AGREEMENTS..................................................  76
         9.16.    Survival of Representations.........................................  76
         9.17.    Amendment and Restatement...........................................  76

ARTICLE X                  THE AGENT..................................................  78
         10.1.    Appointment; Nature of Relationship.................................  78
         10.2.    Powers   ...........................................................  78
         10.3.    General Immunity....................................................  78
         10.4.    No Responsibility for Loans, Recitals, etc..........................  78
         10.5.    Action on Instructions of Lenders...................................  79
         10.6.    Employment of Agents and Counsel....................................  79
         10.7.    Reliance on Documents; Counsel......................................  79

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                                       iii

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         10.8.    Agent's Reimbursement and Indemnification...........................  79
         10.9.    Notice of Default...................................................  80
         10.10.   Rights as a Lender..................................................  80
         10.11.   Lender Credit Decision..............................................  80
         10.12.   Successor Agent.....................................................  80
         10.13.   Agent's Fee.........................................................  81
         10.14.   Delegation to Affiliates............................................  81
         10.15.   Execution of Collateral Documents...................................  81
         10.16.   Collateral Releases.................................................  82

ARTICLE XI                 SETOFF; RATABLE PAYMENTS...................................  83
         11.1.    Setoff   ...........................................................  83
         11.2.    Ratable Payments....................................................  83
         11.3     Application of Collateral...........................................  83

ARTICLE XII                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..........  85
         12.1.    Successors and Assigns..............................................  85
         12.2.    Participations......................................................  85
         12.3.    Assignments.........................................................  86
         12.4.    Dissemination of Information........................................  87
         12.5.    Tax Treatment.......................................................  87

ARTICLE XIII               NOTICES....................................................  88
         13.1.    Notices ............................................................  88
         13.2.    Change of Address...................................................  88

ARTICLE XIV                COUNTERPARTS...............................................  88
         14.1.    Counterparts........................................................  88
         14.2.    Facsimile Documents and Signatures..................................  88

ARTICLE XV                 CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF
                           JURY TRIAL ................................................  89
         15.1.    CHOICE OF LAW.......................................................  89
         15.2.    CONSENT TO JURISDICTION.............................................  89
         15.3.    WAIVER OF JURY TRIAL................................................  89

         PRICING SCHEDULE

                             SCHEDULES AND EXHIBITS

SCHEDULES

Schedule 5.1       -     Other Names
Schedule 5.7       -     Litigation and Contingent Obligations
Schedule 5.8       -     Subsidiaries
Schedule 5.14      -     Ownership/Title to the Properties; Licenses; Liens
Schedule 5.16      -     Environmental Matters
Schedule 5.24      -     Jurisdiction of Organization
Schedule 5.26      -     Gas Imbalances
Schedule 6.11      -     Indebtedness
Schedule 6.14      -     Investments and Acquisitions
Schedule 6.25      -     Existing Rate Management Transaction


EXHIBITS

EXHIBIT A - Promissory Note

EXHIBIT B - Borrowing Notice

EXHIBIT C - Assignment Agreement

         SCHEDULE 1 TO Assignment Agreement

EXHIBIT D - Form of Opinion of Porter & Hedges, L.L.P.

EXHIBIT E - Loan/Credit Related Money Transfer Instruction

EXHIBIT F - Compliance Certificate

         SCHEDULE 1 to Compliance Certificate

         SCHEDULE II to Compliance Certificate

EXHIBIT G - Form of Title Opinion

                                                                  Execution Copy


                      AMENDED AND RESTATED CREDIT AGREEMENT

         This Amended and Restated Credit Agreement, dated as of May 14, 2003, is among PETROQUEST ENERGY, L.L.C., a Louisiana limited liability company; PETROQUEST ENERGY, INC. a Delaware corporation; BANK ONE, NA, a national banking association, individually and as agent (in its agent capacity herein "Agent") and as issuer of Letters of Credit (in such capacity the "LC Issuer"); BANC ONE CAPITAL MARKETS, INC., as Sole Lead Arranger and Sole Book Runner; and the LENDERS. The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Advance" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

         "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

         "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Environmental Laws" means any and all federal, state, local and foreign Laws, judicial decisions, rules, judgments, plans, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment (including, without limitation, CERCLA, CERCLIS and RCRA), (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, Disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof, as such Laws now exist or are hereafter enacted and/or amended.

         "Applicable Fee Rate" means, at any time, the percentage rate per annum at which commitment fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assignment Agreement" is defined in Section 12.3.1.

         "Assignment of Notes, Liens and Security Interests" means the Assignment of Notes, Liens and Security Interests executed by Hibernia National Bank, as agent under the Prior Credit

Agreement and each of the current lenders thereto, as it may be amended or modified and in effect from time to time.

         "Associated Property" means any and all interests in and to (and/or carved out of) the lands which are described or referred to in the Deeds of Trust, or which are otherwise described in any of the oil, gas and/or mineral leases or other instruments described in or referred to therein, whether or not such property interests are owned by Borrower or its Subsidiaries.

         "Authorized Officer" means any of the Chairman of the Board, President, Chief Financial Officer, Treasurer, or any Vice President of the Borrower or the Guarantor, acting singly.

         "Available Borrowing Base" means, at any time, the Borrowing Base then in effect (after reduction for each applicable Borrowing Base Reduction Amount) minus the Aggregate Outstanding Credit Exposure.

         "Bank One" means Bank One, NA, a national banking association having offices in Houston, Texas, in its individual capacity, and its successors.

         "Borrower" means PetroQuest Energy, L.L.C., a Louisiana limited liability company, and its successors and assigns.

         "Borrowing Base" shall mean the amount of indebtedness which can be adequately supported by the value of oil and gas reserves attributable to the Collateral, which value shall be determined by the Lenders, in the exercise of their sole discretion, in accordance with the Lenders' customary practices and standards for oil and gas loans, all as more particularly set forth in Section 2.2.

         "Borrowing Base Reduction Amount" means (a) for each month commencing June 1, 2003 until the next semi-annual Borrowing Base redetermination pursuant to Section 2.2.2, $1,250,000, and (b) for each month thereafter, such amount as designated by 100% of the Lenders from time to time in connection with each successive scheduled semi-annual Borrowing Base redetermination pursuant to
Section 2.2.2 or successive unscheduled Borrowing Base redetermination pursuant to Section 2.2.3.; provided however, if the Required Lenders fail to timely designate a new Borrowing Base Reduction Amount, then the Borrowing Base Reduction Amount most recently in effect will continue in effect until the Required Lenders designate a new Borrowing Base Reduction Amount.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.9.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Houston, Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Houston, Chicago and New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Capitalized Lease" of a Person means at any date any lease of Property by such Person as lessee which would be capitalized on a balance sheet as of such date of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalent Investments" means (i) obligations of, or fully guaranteed by, the United States of America or any agency thereof and backed by the full faith and credit of the United States of America, in each case which matures within twelve months from the date of acquisition, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000, and (v) money market funds, the assets of which consist primarily of obligations of the types referred to in clause (i) through (iv) above; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency (other than the passage of time) regarding the payment of principal or interest.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, as from time to time in effect and any successor thereto.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List of the Environmental Protection Agency, as from time to time in effect and any successor thereto.

         "Change" is defined in Section 3.2.

         "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 40% or more of the outstanding shares of voting stock of the Guarantor.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral" means any Property or asset of the Borrower or any Subsidiary, now or hereafter acquired, which is subject to a Lender Lien in favor of the Lenders (or in favor of the Agent for the benefit of the Lenders) or which, under the terms of any Collateral Document or otherwise, is purported to be subject to such a Lien, as described in Section 2.22.

         "Collateral Documents" means, collectively, the Deed of Trust executed by Borrower, the Pledge Agreement, the Guaranty, any Security Agreements and all financing statements, notices, and other documents executed in connection therewith.

         "Collateral Shortfall Amount" is defined in Section 8.1.

         "Commitment" means, for each Lender, the obligation of such Lender to make Advances to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth opposite its signature below or as set forth in any Assignment Agreement relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Consolidated Current Assets" shall mean the total of the consolidated current assets of the Guarantor, including the amounts available for borrowing under the Borrowing Base Amount; provided, however, in determining consolidated current assets, such determination shall not include non-cash gains, losses or charges required (a) under SFAS 133 or (b) under SFAS 143.

         "Consolidated EBITDDA" means for any period Consolidated Net Income for such period plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) consolidated interest expense, (ii) expense for taxes paid or accrued, (iii) depreciation, depletion, amortization, and any other non-cash charges, (iv) extraordinary or non-recurring expenses or losses incurred other than in the ordinary course of business and (v) unrealized loss from Rate Management Obligations, if any, minus, to the extent included in Consolidated Net Income, extraordinary or non-recurring income or gains realized other than in the ordinary course of business, and non-cash credits, all calculated for the Guarantor, Borrower and their Subsidiaries on a consolidated basis.

         "Consolidated G&A" means, with reference to any period, the aggregate of all general and administrative expenses (excluding non-cash expenses for deferred compensation and similar non-cash items) of the Guarantor, Borrower and their Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Current Liabilities" shall mean the total of the consolidated current liabilities of the Guarantor, provided, however, in determining consolidated current liabilities, such determination shall not include non-cash gains, losses or charges required
(a) under SFAS 133 or (b) under SFAS 143.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Guarantor, Borrower and their Subsidiaries calculated on a consolidated basis for such period; provided, however, in determining Consolidated Net Income, such determination shall not include (i) non-cash gains, losses or charges required (a) under SFAS 133 or (b) under SFAS 143; (ii) full cost ceiling limit write downs; and (iii) amortization of deferred compensation expense.

         "Consolidated Tangible Net Worth" means at any time the remainder of all assets of the Guarantor, Borrower and their Subsidiaries calculated on a consolidated basis at such time, other than intangible assets (including without limitation as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil, gas or mineral leases required to be capitalized under Agreement Accounting Principles), minus all liabilities of the Guarantor, Borrower and their Subsidiaries calculated on a consolidated basis at such time provided, however, in determining Consolidated Tangible Net Worth, such determination shall not include (i) non-cash gains, losses or charges required (a) under SFAS 133 or (b) under SFAS 143; (ii) full cost ceiling limit write downs; and (iii) amortization of deferred compensation expense.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership, other than endorsements of instruments in the ordinary course of business in connection with collection of the instruments.

         "Conversion/Continuation Notice" is defined in Section 2.10.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Corporate Base Rate" means a rate per annum equal to the corporate base rate or prime rate of interest announced by Bank One or by its parent, BANK ONE CORPORATION, from time to time, changing when and as said corporate base rate or prime rate changes.

         "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

         "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

         "Deed of Trust" means the Amended and Restated Deed of Trust, Mortgage, Assignment, Security Agreement and Financing Statement executed by the Borrower in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

         "Default" means an event described in Article VII.

         "Disposal" and "Disposed" shall have the meanings specified in RCRA; provided, in the event RCRA is amended so as to broaden the meaning of "Disposal" or "Disposed", such broader meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that the laws of the states in which the Borrower's or any Subsidiary's Oil and Gas Properties are located establish a meaning for "Disposal" or "Disposed" which is broader than that specified in RCRA, such broader meaning shall apply.

         "Eligible Assignee" is defined in Section 12.3.1.

         "Enforcement Action" means any action or proceeding by the Agent for the enforcement of the Lender Liens created under any or all of the Collateral Documents and any other exercise of any right or remedy with respect to the Collateral.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant

Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by any jurisdiction under the Laws, other than those imposed solely as a result of transactions contemplated by this Agreement.

         "Existing Rate Management Transaction" means those certain ISDA Master Agreements or Trade Confirmations thereunder all as more particularly described on Schedule 6.25.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Facility LC" is defined in Section 2.21.1.

         "Facility LC Application" is defined in Section 2.21.3.

         "Facility LC Collateral Account" is defined in Section 2.21.11.

         "Facility Termination Date" means May 14, 2006 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Fee Letter" means that certain letter dated April 21, 2003 between Arranger and the Borrower.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Houston time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Guarantor" means PetroQuest Energy, Inc., a Delaware corporation and its successors and assigns.

         "Guaranty" means that certain Guaranty dated of even date herewith, executed by the Guarantor in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

         "Hazardous Substance" shall have the meaning specified in CERCLA; provided, in the event CERCLA is amended so as to broaden the meaning of "Hazardous Substance", such broader meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that the laws of the states in which the Borrower's or any Subsidiary's Oil and Gas Properties are located establish a meaning for "Hazardous Substance" which is broader than that specified in CERCLA, such broader meaning shall apply.

         "Highest Lawful Rate" means the maximum rate (or, if the context so permits, an amount calculated at such rate) of interest which, at the time in question, would not cause the interest charged to exceed the maximum amount which the Lenders would be allowed to contract for, charge, take, reserve or receive under applicable Law after taking into account, to the extent required by applicable Law, any and all relevant payments or charges under the Loan Documents.

         "Hydrocarbons" means oil, gas, casinghead gas, coalbed methane, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom and all other minerals.

         "Hydrocarbons Interests" means all rights, titles, interests and estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interest of whatever nature.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person; provided that if not assumed, the amount of such debt will be the lesser of the amount of the debt or the value of the Property owned by such Person which secures the debt, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations, (viii) Letters of Credit, (x) Rate Management Obligations, (xi) Sale and Leaseback Transactions, and (xii) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

         "Independent Engineer" is defined in Section 6.1(x).

         "Initial Reserve Report" means the reserve report dated January 1, 2003, prepared by Ryder Scott Company, L.P., an independent petroleum engineer, concerning the Oil & Gas Properties based on reasonable assumptions specified by the Agent (including discount rates and projected hydrocarbon price assumptions), a copy of which has been delivered to each Lender.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "Law" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions or decrees of any state, commonwealth, nation, country, territory, possession, county, parish, municipality or Tribunal.

         "LC Fee" is defined in Section 2.21.4.

         "LC Issuer" means Bank One (or any Subsidiary or Affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

         "LC Obligations" means, at any time, the sum, without duplication, of
(i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "LC Payment Date" is defined in Section 2.21.5.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lender Liens" means the Liens granted in the Collateral in favor of the Agent for the ratable benefit of the Lenders or directly for the benefit of any Lender pursuant to the Loan Documents.

         "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, Subsidiary or Affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.18.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Lien" means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

         "Loan Documents" means this Agreement, the Notes, the Facility LC Applications, and the Collateral Documents.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Guarantor, the Borrower and their Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder, or (iv) the Collateral or Lender Liens on the Collateral or the perfection or priority of such Lender Liens, which significantly increases the risk that any of the Obligations will not be repaid as and when due.

         "Material Indebtedness" is defined in Section 7.5.

         "Modify" and "Modification" are defined in Section 2.21.1.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Non-Recourse Indebtedness" means Indebtedness of a Person which is not classified as a liability on the balance sheet of the Guarantor, the Borrower or any Subsidiary and which is not secured by any Lien upon any property or assets of any such Person, provided that no such Indebtedness shall be considered "Non-Recourse Indebtedness" if any default with respect to such Indebtedness would allow or require any of such Indebtedness to be accelerated or otherwise made payable in advance of its stated maturity.

         "Non-U.S. Lender" is defined in Section 3.5.4.

         "Note" means, with respect to any Lender, the promissory note issued at the request of such Lender pursuant to Section 2.14 in the form of Exhibit A.

         "Notice of Assignment" is defined in Section 12.3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

         "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

         "Oil and Gas Properties" means Hydrocarbon Interests; the properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any governmental body or agency having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Operating Lease Obligations" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under Agreement Accounting Principles if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Guarantor, the Borrower and their Subsidiaries.

         "Other Taxes" is defined in Section 3.5.2.

         "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

         "Participant" is defined in Section 12.2.1.

         "Payment Date" means the first day of each January, April, July and October, commencing July 1, 2003.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PetroQuest Oil & Gas" shall mean PetroQuest Oil & Gas, L.L.C., a Louisiana limited liability company the sole member of which is the Guarantor.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Pledge Agreement" means that certain Pledge and Security Agreement of even date herewith executed by the Guarantor in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Prior Credit Agreement" means the Amended and Restated Credit Agreement dated May 11, 2001 among Borrower, Guarantor, Hibernia National Bank, as Agent, and the financial institutions party thereto, as amended from time to time.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment.

         "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent, realized or unrealized (in which case netted against one another) and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures including, without limitation, the Existing Rate Management Transaction.

         "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, as from time to time in effect and any successor thereto.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.21 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

         "Release" shall have the meaning specified in CERCLA; provided, in the event CERCLA is amended so as to broaden the meaning of "Release", such broader meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that the laws of the states in which the Borrower's or any Subsidiary's Oil and Gas Properties are located establish a meaning for "Release" which is broader than that specified in CERCLA, such broader meaning shall apply.

         "Release Price" means in connection with the sale of any of the Borrower's or any Subsidiary's Oil and Gas Properties permitted by Section 6.13, the price determined by the Required Lenders in their discretion based upon the loan value of such Oil and Gas Properties being sold that the Required Lenders in their discretion (using such methodology, assumptions and discount rates as such Required Lenders customarily use in assigning loan value to oil and gas properties) assign to such Oil and Gas Properties as of the time of their sale.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Reports" is defined in Section 9.6.

         "Required Lenders" means Lenders in the aggregate having at least
66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances.

         "Reserve Report" means the Initial Reserve Report and each reserve report delivered pursuant to Section 6.1(x) or (xi).

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Rights" means rights, remedies, powers, and privileges.

         "Risk-Based Capital Guidelines" is defined in Section 3.2.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Management Obligations owing to one or more Lenders.

         "Security Agreements" means any and all security agreements now or hereafter executed by the Guarantor, the Borrower or any of their Subsidiaries in favor of the Agent, for the ratable benefit of the Lenders, as they may be amended or modified and in effect from time to time.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Solid Waste" shall have the meaning specified in RCRA; provided, in the event RCRA is amended so as to broaden the meaning of "Solid Waste", such broader meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that the laws of the states in which the Borrower's or any Subsidiary's Oil and Gas Properties are located establish a meaning for "Solid Waste" which is broader than that specified in RCRA, such broader meaning shall apply.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Substantial Portion" means, ten percent 10% of the present value discounted at ten percent 10% per annum of the proved developed reserves of the Borrower and its Subsidiaries as reflected in the most recent Reserve Report.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Transferee" is defined in Section 12.4.

         "Tribunal" means any government, any arbitration panel, any court or any governmental department, central bank or comparable agency, commission, board, bureau, agency or instrumentality of the United States or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Utilization Percentage" means as of any day, the quotient obtained by dividing the Aggregate Outstanding Credit Exposure on such day by the Borrowing Base (after reduction for each applicable Borrowing Base Reduction Amount) as of such day.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

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                                    Page 18

                                   ARTICLE II

                                   THE CREDITS

         2.1. Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement to (i) make Advances to the Borrower and (ii) participate in Facility LCs issued upon the request of the Borrower; provided, that, after giving effect to the making of each such Advance and the issuance of each such Facility LC, such Lender's Outstanding Credit Exposure shall not exceed its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date provided, that the Aggregate Outstanding Credit Exposure shall not exceed the lesser of (a) the Aggregate Commitment and (b) the Borrowing Base. The Commitments to extend credit hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.21.

         2.2.     Borrowing Base.

                  2.2.1 During the period from the date of this Agreement to the date as of which the Borrowing Base is first redetermined pursuant to Section 2.2.2, the Borrowing Base shall be $15,500,000.00, as reduced pursuant to
Section 2.2.5.

                  2.2.2 On or before March 1 and September 1 of each year the Borrower shall furnish to each Lender all information, reports, and data which the Agent has then requested concerning the Borrower's and its Subsidiaries' businesses and properties (including their Oil and Gas Properties and interests and the reserves and production relating thereto), together with the Reserve Report described in Section 6.1(x) or (xi), as appropriate. By April 1, in the case of the Reserve Report delivered by March 1, and by October 1, in the case of the Reserve Report delivered by September 1, or as promptly thereafter as practicable, in either case, (i) the Agent shall determine and the Required Lenders shall approve an amount for the Borrowing Base (provided that all Lenders must agree to any increase in the Borrowing Base) and (ii) the Agent shall by notice to the Borrower designate such amount as the new Borrowing Base available to the Borrower hereunder, which designation shall take effect immediately on the date such notice is sent and shall remain in effect (subject to reduction pursuant to Sections 2.2.5 and 2.2.6.) until, but not including, the next date as of which the Borrowing Base is redetermined. If the Borrower does not furnish all such information, reports, and data by the date specified in the first sentence of this section, the Agent may nonetheless designate the Borrowing Base at any amount which the Required Lenders have approved and may redesignate the Borrowing Base from time to time thereafter until each Lender receives all such information, reports, and data, whereupon the Required Lenders shall designate a new Borrowing Base as described above. Any redetermination of the Borrowing Base shall not be effective until written notice is sent to the Borrower.

                  2.2.3 In addition to the foregoing, the Required Lenders or the Borrower may initiate a redetermination of the Borrowing Base at any other time as they or it, as the case may be, so elect; provided, however, that the Borrower may initiate only one (1) such unscheduled redetermination between each scheduled redetermination by specifying in writing to the Lenders the date on which the Borrower will furnish the information required by Section 2.2.2 and the date on which it desires such redetermination to occur. The Lenders shall have at least forty-five (45) days after the delivery of the information required by Section 2.2.2 to make any unscheduled redetermination of the Borrowing Base requested by the Borrower. The Required Lenders may, at any time, initiate an unscheduled redetermination of the Borrowing Base by specifying in writing to the Borrower the date by which the Borrower is to furnish the information required by Section 2.2.2 and the projected date on which such redetermination is to occur. The Agent shall promptly notify the Borrower, in writing, of the new Borrowing Base.

                  2.2.4 The Agent shall determine and 100% of the Lenders shall approve the amount of the Borrowing Base and Borrowing Base Reduction Amount based upon the loan collateral value which they in their discretion assign to the various Oil and Gas Properties of the Guarantor, the Borrower and their Subsidiaries at the time in question and based upon such other credit factors (including, without limitation, the assets, senior and subordinate liabilities, cash flow, hedged and unhedged exposure to oil and gas prices, foreign exchange rate, and interest rate changes, business, properties, prospects, management, and ownership of the Guarantor, the Borrower and their Subsidiaries) as they in their sole discretion deem significant. It is expressly understood that the Lenders and the Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the Aggregate Commitment or otherwise, and that the Lenders' Commitments to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect, and, to the extent permitted by Law and regulatory authorities, for the purposes of capital adequacy determination and reimbursements under Section 3.2. If the Required Lenders cannot agree on the Borrowing Base or the Borrowing Base Reduction Amount, the Borrowing Base and the Borrowing Base Reduction Amount shall be set on the basis of the weighted arithmetic average of the Borrowing Bases or Borrowing Base Reduction Amounts, as the case may be, determined by the individual Lenders. Notwithstanding anything to the contrary herein, the amount of the Borrowing Base may not be increased and the amount of the Borrowing Base Reduction Amount may not be reduced at any time without the consent of 100% of the Lenders. In connection with the initial determination of the Borrowing Base, the Borrower has paid the Agent for the pro rata benefit of the Lenders, a one-time fee equal to .75% of the Borrowing Base. Borrower agrees to pay the Agent for the pro rata benefit of the Lenders, upon the first incremental increase of the Borrowing Base above the original amount of the Borrowing Base (being $15,500,000), a one-time fee equal to .75% of such incremental increase in the Borrowing Base above the original amount and, thereafter, upon each subsequent increase in the Borrowing Base, a fee of .75% of the increase, if any, over the previous highest amount of the Borrowing Base.

                  2.2.5 The Borrowing Base shall automatically reduce by the applicable Borrowing Base Reduction Amount on the first day of each month as specified in the definition of the term "Borrowing Base Reduction Amount."

                  2.2.6. Upon the sale of any of the Oil and Gas Properties of the Borrower or any Subsidiary other than those permitted to be sold under
Section 6.13(i) through (iv), the Borrower will immediately make a prepayment of principal on the Loans equal to, and the Borrowing Base will automatically reduce by, an amount equal to 100% of the Release Price.

                  2.2.7. In the event the Aggregate Outstanding Credit Exposure shall, at any time, be in excess of the amount of the Borrowing Base in effect at such time, then the Borrower shall immediately prepay Credit Extensions in an amount at least equal to such excess.

     2.3. Termination. The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

     2.4. Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably according to their Pro Rata Shares.

     2.5. Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.9 and 2.10.

     2.6. Commitment Fee; Reductions in Borrowing Base. The Borrower agrees to pay to the Agent for the account of each Lender, according to its Pro Rata Share, a commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily Available Borrowing Base from the date hereof to and including the Facility Termination Date, payable in arrears for the immediately preceding three (3) calendar month period on each Payment Date hereafter and on the Facility Termination Date. The Borrower may permanently reduce the Borrowing Base in whole, or in part ratably among the Lenders in integral multiples of $1,000,000, upon at least five Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Borrowing Base may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

     2.7. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $200,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Borrowing Base.

     2.8. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by
Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent.

     2.9. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Houston time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

     (i)  the Borrowing Date, which shall be a Business Day, of such Advance,

     (ii) the aggregate amount of such Advance,

     (iii) the Type of Advance selected, and

     (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Houston time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Houston to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     2.10. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section
2.10 or are repaid in accordance with Section 2.8. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.8 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.7, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Houston time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

     (i) the requested date, which shall be a Business Day, of such conversion or continuation,

     (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

     (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

     2.11. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.10, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     2.12. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.9 or 2.10, during the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

     2.13. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by Lenders, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. Each reference to the Agent in this Section 2.13 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.21.6. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder.

     2.14. Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                    (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

                  (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

                  (iv) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

     2.15. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons designated in writing by the Borrower from time to time, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.16. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest on Floating Rate Advances, commitment fees and LC Fees shall be calculated for actual days elapsed on a basis of a 365, or when appropriate 366, day per year. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on a Floating Rate Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.17. Notification of Advances, Interest Rates, Facility LCs, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.18. Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

     2.19. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.20. Replacement of Lender. If the Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

     2.21. Facility LCs.

                  2.21.1. Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $5,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the lesser of (a) the Aggregate Commitment and (b) the Borrowing Base. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance; provided, however, that any Facility LC with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the fifth Business Day prior to the Facility Termination
Date) unless the LC Issuer provides prior notice of non-renewal to the beneficiary of such Facility LC.

                  2.21.2. Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.21, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

                  2.21.3. Notice. Subject to Section 2.21.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Houston time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

                  2.21.4. LC Fees. The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Rate Loans per annum on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date (such fee described in this sentence an "LC Fee"); provided, that during the continuance of a Default the LC Fee shall be the sum of 2% plus the Applicable Margin for Eurodollar Rate Loans per annum. The Borrower shall also pay to the LC Issuer for its own account (x) in arrears on each Payment Date, a fronting fee of .25% per annum of the face amount of each Facility LC, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

                  2.21.5. Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by pursuant to Section 2.21.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Houston time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

                  2.21.6. Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.21.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.9 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

                  2.21.7. Obligations Absolute. The Borrower's obligations under this Section 2.21 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.21.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.21.6.

                 2.21.8. Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.21, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

                  2.21.9. Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section
2.21.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

                  2.21.9. Lenders' Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.21 or any action taken or omitted by such indemnitees hereunder.

                  2.21.11. Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

         2.22.    Collateral

                  2.22.1 First Lien. The full and complete payment and performance of the Secured Obligations shall be secured under the Collateral Documents ratably and pari passu with any Liens securing Rate Management Transactions by first and prior Lender Liens in, to and on all of the following Rights, titles, and interests in and to (but none of the Borrower's obligations with respect to) the following items and types of Property, all as more particularly set forth in the Collateral Documents:

          (i) all present and future Rights, titles and interests that the Borrower and any Guarantor now own or hereafter acquire in and to their respective Oil and Gas Properties including, but not limited to, oil and gas and/or oil, gas and mineral leases and interests, royalty and overriding royalty interests, production payment and net profits interests, mineral fee interests, and Rights therein, including, without limitation, all reversionary or carried interests relating to the foregoing, together with all present and future Rights, titles and interests in and to all present and future unitization, communitization and pooling agreements (and all properties covered and units created thereby), whether arising by contract or operation of Law, which now or hereafter include all or any part of the foregoing and together with all lands now or hereafter subject to any of the foregoing, and all tenements, hereditaments, appurtenances, and properties in anywise appertaining, belonging, affixed or incidental to any of the foregoing; and

          (ii) all present and future oil, gas or other liquid and gaseous hydrocarbons, and other minerals now or hereafter accruing to or produced from mineral interests described in (i) preceding and/or to which the Borrower and any Guarantor now or hereafter may be entitled as a result of ownership thereof; and

          (iii) whether now owned or hereafter acquired, all present and future Rights, titles and interests of the Borrower and any Guarantor (including without limitation, the Rights to receive payments due thereunder) in and to any and all gas sales contracts, oil, gas or other condensates or other products sales contracts now or hereafter existing in connection with the Collateral described hereinabove; and

          (iv) all present and future increases, profits, combinations and reclassifications of, and substitutions and replacements for, all or part of the Collateral heretofore described; and

          (v) a pledge of all of the membership interest of the Borrower, and of all of the outstanding securities of any Subsidiary of the Borrower;

provided, Agent may elect, in its sole discretion, to not record Collateral Documents with respect to certain minor value Property not to exceed ten percent (10%) of the total value of the Borrower's producing Oil and Gas Property.

          2.22.2 Lender Liens. The Lender Liens in the Collateral shall be further evidenced and governed by the Collateral Documents.

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                                    Page 32

                                   ARTICLE III

                             YIELD PROTECTION; TAXES

         3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any Law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of Law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of Law) of any such authority, central bank or comparable agency:

      (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans or Facility LCs or participations therein, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

    (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans or issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans or Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer, as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or issuing or participating in Facility LCs, or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans or Commitment or Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer such additional amount or amounts as will compensate such Lender or the LC Issuer for such increased cost or reduction in amount received.

         3.2. Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 30 days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure, or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other Law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of Law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender, the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable Law, rule, regulation, or directive, whether or not having the force of Law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5.     Taxes.

                  3.5.1 All payments by the Borrower to or for the account of any Lender, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable Law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

                  3.5.2 In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

                  3.5.3 The Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

                  3.5.4 Each Lender that is not incorporated under the Laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, Law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  3.5.5 For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to Section 3.5.4 above (unless such failure is due to a change in treaty, Law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under Section 3.5.4, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

                  3.5.6 Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the Law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable Law, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate.

                  3.5.7 If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent, under this Section 3.5.7, together with all costs and expenses related thereto (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5.7 shall survive the payment of the Obligations and termination of this Agreement.

         3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the

Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.


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                                    Page 37

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1.     Initial Credit Extension.

                  4.1.1 The Lenders shall not be required to make the initial Credit Extension hereunder unless the Borrower has furnished the following to the Agent with sufficient copies for the Lenders:

                  (i)      this Agreement;

                  (ii) copies of the certificate of formation or other applicable document of the Borrower, together with all amendments thereto, and certificates of good standing, each certified by the appropriate governmental officer in each such company's jurisdiction of formation;

                  (iii) a copy of the articles or certificate of incorporation of the Guarantor together with all amendments thereto, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation;

                  (iv) a copy certified by the Secretary or Assistant Secretary of Borrower of (i) its limited liability company agreement, and (ii) resolutions from its managers authorizing the execution of the Loan Documents to which it is a party;

                  (v) copies certified by the Secretary or Assistant Secretary of the Guarantor of (i) its by-laws and
                           (ii) resolutions of its Board of Directors authorizing the execution of the Loan Documents to which it is a party;

                  (vi) incumbency certificates, executed by the respective Secretary or Assistant Secretary of the Borrower and the Guarantor which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers authorized to sign the Loan Documents to which the Borrower and the Guarantor, respectively is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

                  (vii) a certificate, signed by the chief financial officer of the Borrower, stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing;

                  (viii) written opinions of counsel to the Borrower and the Guarantor addressed to the Agent and Lenders and their counsel in substantially the form of Exhibit D;

                  (ix) the Notes issued pursuant to Section 2.14 payable to the order of each Lender, and, if the initial Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application;

                  (x) the Deed of Trust, executed by Borrower, in a form satisfactory to the Agent, the Lenders and their counsel with respect to the Properties therein described, which are part of the Collateral, and such other agreements, documents and instruments as may be necessary and appropriate, in form and substance satisfactory to the Agent and the Lenders, executed and delivered by Borrower, as mortgagor or assignor, in favor of the Agent, ratably for the benefit of the Lenders, in order to create and perfect the Lender Liens in and to all Collateral described therein;

                  (xi) the Pledge Agreement, executed by the Guarantor, in a form satisfactory to the Agent, the Lenders and their counsel with respect to the Properties therein described, which are a part of the Collateral;

                  (xii) the Guaranty, executed by Guarantor, in a form satisfactory to the Agent, the Lenders, and their counsel;

                  (xiii) written money transfer instructions, in substantially the form of Exhibit E, addressed to the Agent and signed by an Authorized Officer of the Borrower, on behalf of the Borrower, together with such other related money transfer authorizations as the Agent may have reasonably requested;

                  (xiv) title opinions from counsel acceptable to the Agent, or title review satisfactory to the Agent, with respect to the Oil and Gas Properties included in the Collateral and in a form acceptable to the Agent and the Lenders, covering at least ninety percent (90%) of the aggregate value of such Oil and Gas Properties;

                  (xv) the Initial Reserve Report upon which the initial Borrowing Base has been determined acceptable to all the Lenders;

                  (xvi) copies of any environmental reports regarding any environmental assessment of the Oil and Gas Properties included in the Collateral, which shall be acceptable to all Lenders;

                  (xvii)   the insurance certificate(s) described in Section
                           5.20;

                  (xviii) detailed monthly projections (including balance sheets, income and cash flow statements) for the Guarantor, the Borrower and their Subsidiaries as of and for the period ending December 31, 2003, which projections shall be acceptable to the Lenders in their sole discretion;

                  (xix) ISDA documents entered into between Borrower and any of the Lenders evidencing Rate Management Transactions with respect to the Oil and Gas Properties of the Borrower and Guarantor with confirmations of the transactions thereunder providing satisfactory hedging of natural gas sales in amounts and at prices satisfactory to the Lenders from the date hereof through October, 2003;

                  (xx)     the Financial Statements described in Section 5.4;

                  (xxi) an Assignment of Notes, Liens and Security Interests in form an substance satisfactory to the Agent in its sole discretion, executed by each of the lenders currently party to the Prior Credit Agreement and

                  (xxii) Such other documents as any Lender or its counsel may have reasonably requested.

                  4.1.2 The Lenders shall not be required to make the initial Credit Extension hereunder unless the following conditions precedent are satisfied, to the satisfaction of the Agent and the Lenders:

                  (i) the Agent and the Lenders shall have satisfactorily completed their normal and customary due diligence in connection with loans of the type contemplated by this Agreement;

                  (ii) any Existing Rate Management Transactions with the Lenders under the Prior Credit Agreement shall be assigned to Bank One by the counter-parties thereto;

                  (iii) this Agreement and any Rate Management Transaction (including, without limitation, the Existing Rate Management Transaction) shall each be (or upon the execution, delivery and filing of the Loan Documents creating the Lenders' Liens each shall be) secured by a pari passu first lien on substantially all of the Oil and Gas Properties of the Borrower and Guarantor;

                  (iv) the Agent and the Lenders shall have reviewed and become satisfied with any changes in the composition of the Borrower's Board of Directors and executive management occurring prior to the date of the initial Credit Extension;

                  (v) there shall not have been, in the sole judgment of the Agent, any material adverse change in the financial condition, business, or operations of the Borrower or any of the Borrower's Subsidiaries, or a material adverse change with respect to their Oil and Gas Properties; and

                  (vi) payment of all facility and administrative fees required to be paid pursuant to any Loan Document and the Fee Letter and legal fees and disbursements of Agent's counsel.

     4.2.         Each Credit Extension.

                  (i)      There exists no Default or Unmatured Default.

                  (ii)     The representations and warranties contained in
                           Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

                  (iii) There exists no litigation, arbitration, governmental investigation, proceeding or inquiry pending or threatened against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                  (iv) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

                  (v) There shall not have been, in the sole judgment of the Lenders, any change from the Guarantor's financial condition as reflected in the Guarantor's consolidated financial statements dated December 31. 2002, that would have a Material Adverse Effect on the financial condition, business or operations of the Guarantor, the Borrower and their Subsidiaries taken as a whole.

         Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i), (ii) and (iii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit F as a condition to making a Credit Extension.

                Remainder of this page intentionally left blank.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Guarantor and the Borrower, jointly and severally, represent and warrant to the Lenders that:

         5.1. Existence and Standing. The Borrower is a limited liability company duly formed and organized, validly existing and in good standing under the Laws of Louisiana. The Guarantor is a corporation duly organized validly existing and in good standing under the Laws of Delaware. Each of the Guarantor, the Borrower and their Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the Laws of its jurisdiction of incorporation or organization. Each of the Guarantor, the Borrower and their Subsidiaries has all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Except as set forth in Schedule 5.1, neither the Guarantor, the Borrower nor any of their Subsidiaries has used or transacted business under any other name in the five (5) year period preceding the date hereof. The Borrower is a Wholly-Owned Subsidiary of the Guarantor.

         5.2. Authorization and Validity. The Guarantor, the Borrower and their Subsidiaries have the power and authority and legal right to execute and deliver the Loan Documents to which they respectively are a party and to perform their respective obligations thereunder. The execution and delivery by the Guarantor, the Borrower and their Subsidiaries of the Loan Documents to which they respectively are a party and the performance of their respective obligations thereunder have been duly authorized by proper corporate, partnership or limited liability company proceedings, and the Loan Documents to which they respectively are a party constitute their legal, valid and binding obligations enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors' rights generally.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by the Guarantor, the Borrower or any of their Subsidiaries of the Loan Documents to which they respectively are a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any Law, rule, regulation, order, writ, judgment, injunction, decree or award binding on them or (ii) the Guarantor's, the Borrower's or any Subsidiaries's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Guarantor, the Borrower or any of their Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Guarantor, the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement.

No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Guarantor, the Borrower or any of their Subsidiaries, is required to be obtained by the Guarantor, the Borrower or any of their Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         5.4. Financial Statements. The December 31, 2002 consolidated financial statements of the Guarantor, the Borrower and their Subsidiaries heretofore delivered to the Lenders were prepared in accordance with Agreement Accounting Principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Guarantor, the Borrower and their Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         5.5. Material Adverse Change. Since the date of the financial statements delivered pursuant to Section 5.4, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Guarantor, the Borrower and their Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6. Taxes. The Guarantor, the Borrower and their Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all Taxes due pursuant to said returns or pursuant to any assessment received by the Guarantor, the Borrower or any of their Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States income tax returns of the Guarantor, the Borrower and their Subsidiaries have not been audited by the Internal Revenue Service during the time period between September, 1998 and the date of this Agreement. No tax liens have been filed and no claims are being asserted with respect to any such Taxes. The charges, accruals and reserves on the books of the Guarantor, the Borrower and their Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.7. Litigation and Contingent Obligations. Except as set forth on
Schedule 5.7, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extension. Other than any liability incident to any litigation, arbitration or proceeding which (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is set forth on Schedule 5.7, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8. Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization, the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries, their taxpayer identification number and organizational number, if any. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $ 100,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $100,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of Law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.10. Accuracy of Information. Neither the Loan Documents nor any other agreement, document, certificate, statement, information, exhibit or report (other than projections and review reports) furnished to the Agent or any Lender by or on behalf of the Borrower or any Subsidiary in connection with the transactions contemplated in any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. All writings heretofore or hereafter exhibited or delivered to the Agent or any Lender by or on behalf of the Borrower or any Subsidiary are and will be genuine and in all respects what they purport to be.

         5.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Guarantor, the Borrower and their Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12. Material Agreements. Neither the Guarantor, the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Guarantor, the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

         5.13.    Compliance With Laws.

                  5.13.1. The Guarantor, the Borrower and their Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

                  5.13.2. The Guarantor, the Borrower and their Subsidiaries have all material licenses, permits, franchises, or other governmental authorizations necessary for the ownership and, if it is the operator, operation of their Oil and Gas Properties and the conduct of their respective businesses, and are in compliance in all material respects with the terms and conditions of all such licenses, permits, franchises, or other governmental authorizations. Their Oil and Gas Properties (and properties unitized therewith) operated by Borrower or its Subsidiaries have been maintained, operated and developed in a good and workman like manner and in conformity with all applicable Laws and all rules, regulations and orders of all duly constituted Tribunals having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, (i) after the date of this Agreement, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the date of this Agreement; and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable Laws and regulations, rules and orders of any Tribunal having appropriate jurisdiction, and such wells are, in fact, bottomed under and are producing from, and the wellbores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties).

         5.14.    Ownership/Title to the Properties; Licenses; Liens.

                  5.14.1. Except as set forth on Schedule 5.14, on the date of this Agreement, the Guarantor, the Borrower and their Subsidiaries will have good and defensible title, free of all Liens other than those permitted by
Section 6.15 or contemplated otherwise in this Agreement, all of the Collateral (including but not limited to their respective material Oil and Gas Properties).

                  5.14.2. After giving full effect to the Liens permitted under
Section 6.15, except as set out in Schedule 5.14, the Guarantor, the Borrower or their Subsidiaries own the net interests in production attributable to the wells and units evaluated in the Initial Reserve Report or the most recent Reserve Report furnished to the Lenders pursuant to Section 6.1(x) or (xi). The ownership of the Oil and Gas Properties shall not in any material respect obligate the Borrower or any Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Oil and Gas Property in any amount in excess of the working interest of each Oil and Gas Property set forth in the Initial Reserve Report or the most recent Reserve Report furnished to the Lenders pursuant to Section 6.1(x) or (xi). The Guarantor, the Borrower and their Subsidiaries shall have paid all royalties payable under the oil and gas leases to which they are operator, except those not yet due or contested in accordance with the terms of the applicable joint operating agreement or otherwise contested in good faith by appropriate proceedings. Upon the delivery of each Reserve Report furnished to the Lenders pursuant to Section 6.1(x) or
(xi), the statements made in the preceding sentences of this section shall be true with respect to such Reserve Reports.

                  5.14.3 The Borrower and each Subsidiary possesses all material licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possess the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out their respective business as presently conducted and as presently proposed to be conducted hereafter, and neither the Borrower nor any Subsidiary is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

                  5.14.4 Upon filing of the Deed of Trusts with the Clerk of the County or Parish where the Property thereby covered is located and the financing statements with the appropriate governmental entity, and upon filing financing statements relating to the other Collateral Documents with the appropriate governmental entity, the Collateral Documents will constitute legal, valid and continuing perfected first liens on the Collateral as security for the Obligation, free and clear of all other Liens, except for the Liens permitted by
Section 6.15.

         5.15. Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

         5.16.    Environmental Matters.


                  Schedule 5.16 identifies: (a) all environmental audits, analyses, assessments, or occupational health studies (whether routine or special) with regard to any Property ordered or undertaken by the Borrower or any Subsidiary or under the direction, suggestion of or by any Tribunal, lender or other Person with an interest in such Property, any insurer or any predecessor landowner or lessee of such Property or any predecessor in interest and, in each case, now within the possession of the Guarantor, the Borrower or any of their Subsidiaries; (b) the results of any and all tests or analyses of water, soil, air, buildings on or near any Property, whether or not compliance was questioned or indicated which have been taken or made in the period five (5) years prior to the date hereof, whether conducted by the Borrower or any Subsidiary or any predecessor landowner or lessee of the Property, any Tribunal or any other Person; (c) the results of and circumstances surrounding any Tribunal inspection or audit of any Property or each operating entity of the Guarantor, the Borrower and any Subsidiary whether routine or relating directly or indirectly to contamination or non-compliance with the Applicable Environmental

Laws; or (d) any claim or complaint concerning the Applicable Environmental Laws relative to the Borrower or any Subsidiary. Except as set forth in Schedule 5.16, or except as would not have a Material Adverse Effect:

              (i) The Guarantor, the Borrower and their Subsidiaries and their Properties are not in violation of Applicable Environmental Laws, or subject to any existing, pending or, to the best knowledge of the Borrower, threatened investigation or inquiry by any Tribunal or any other Person under or with respect to Applicable Environmental Laws, or subject to any remedial obligations under Applicable Environmental Laws, and are in compliance with all permits and licenses required under Applicable Environmental Laws, and this representation will continue to be true and correct following disclosure to the applicable Tribunal of all relevant facts, conditions and circumstances, if any, pertaining to the Guarantor, the Borrower and their Subsidiaries and their Properties.

              (ii) The Borrower undertook, at the time of acquisition of such Properties, all appropriate inquiry into the previous ownership and uses of such Properties consistent with good commercial or customary practice. The Borrower has taken all steps necessary to determine and has determined that no Hazardous Substances or Solid Wastes have been Disposed of or otherwise Released at, into, upon or under such Properties. The use which the Borrower makes and intends to make of such Properties will not result in the use, treatment, storage or Disposal or other Release of any Hazardous Substance or Solid Waste at, into, upon or under such Properties, except such usage, and temporary storage in anticipation of usage, as is in the ordinary course of business and in compliance with Applicable Environmental Laws.

              (iii) No notice, notification, demand, request for information, citation, summons, or order has been received, no review is pending, no penalty has been assessed and, to the best knowledge of Borrower, no complaint has been filed, no penalty has been assessed, and no investigation is threatened by any Tribunal or any other Person with respect to (a) any alleged generation, treatment, storage, recycling, transportation, Disposal, or Release of any Hazardous Substances by the Borrower or any Subsidiary or on any Property owned by the Borrower or any Subsidiary, (b) any material remedial action which might be needed to respond to any such alleged generation, treatment, storage, recycling, transportation, Disposal, or Release, or (c) any alleged failure by the Borrower or any Subsidiary to have any permit, license, or authorization required in connection with the conduct of their business or with respect to any such generation, treatment, storage, recycling, transportation, Disposal, or Release.

              (iv) There are no Liens arising under or pursuant to any Applicable Environmental Laws on any of the Properties owned or leased by the Borrower or any Subsidiary, and no government actions have been taken or are in process which could subject any of such Properties to such Liens; nor would the Borrower or any Subsidiary be required to place any notice or restrictions relating to the presence of Hazardous Substances at any Properties owned by it in any deed to such Properties.

         5.17. Investment Company Act.  Neither the Borrower nor any
Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.18. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or subject to the Federal Power Act, and neither the Borrower nor any Subsidiary is subject to any other Law regulating them as a common carrier or a contract carrier in the rendering of electricity, gas, steam, water, or other similar service as a regulated public utility.

         5.19. Subordinated Indebtedness. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness.

         5.20. Insurance. The Certificates signed by the applicable insurers that attest to the existence of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and its Subsidiaries and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

         5.21. Solvency.

               5.21.1. Immediately after the consummation of the transactions to occur on the date the initial Credit Extension is to be made hereunder and immediately following the making of each Credit Extension, if any, made on such date hereof and after giving effect to the application of the proceeds of such Credit Extension, (a) the fair value of the assets of the Guarantor, the Borrower and their Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Guarantor, the Borrower and their Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Guarantor, the Borrower and their Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Guarantor, the Borrower and their Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Guarantor, the Borrower and their Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Guarantor, the Borrower and their Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                  5.21.2. The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         5.22. Burdensome Provisions. Neither Borrower nor any Subsidiary is a party to any agreement or instrument containing any burdensome or uncustomary provisions, or subject to any charter or other corporate restrictions or to any judgment, order, writ, injunction, decree, award, rule or regulation, which will or could cause a Material Adverse Effect.

         5.23. Relationship with the Lenders. Neither Borrower nor any Person having "control" (as that term is defined in 12 U.S.C. Section 375b(9) or in regulations promulgated pursuant thereto) of the Borrower is an "executive officer", "director" or "principal shareholder" (as those terms are defined in 12 U.S.C. Section 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender, or a bank holding company of which any Lender is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender is a Subsidiary.

         5.24. Jurisdiction of Organization. The Borrower's and each Subsidiary's jurisdiction of organization and organizational identification number and taxpayer identification number are as set forth on Schedule 5.24.

         5.25. Full Disclosure. There are no significant material facts or conditions relating to the making of Credit Extensions, any of the Collateral and/or the financial condition and business of the Borrower or any Subsidiary which could, collectively or individually, cause a Material Adverse Effect, and which have not been fully disclosed, in writing, to the Lenders. There are no statements or conclusions in any Reserve Report which are based upon or include materially misleading information or fail to take into account material information regarding the matter reported therein, except as to projections as to the results of future operations and estimated quantities of reserves furnished to the Lenders, as to which the Borrower represents that such projections were made based on assumptions believed by the Borrower to be reasonable at the time made. The Borrower has heretofore delivered to each Lender true, correct and complete copies of the Initial Reserve Report.

         5.26. Gas Imbalances. Except as set forth on Schedule 5.26, as of the date of this Agreement, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Borrower's or any Subsidiary's Oil and Gas Properties which would require the Borrower or a Subsidiary to deliver Hydrocarbons produced from the Borrower's or such Subsidiary's Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

         5.27. No Default. No event has occurred and is continuing which constitutes a Default or an Unmatured Default.


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                                    Page 51

                                   ARTICLE VI

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. Financial Reporting. The Guarantor will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Lenders:

         (i) within ninety (90) days after the close of each of its fiscal years, unqualified audited financial statements prepared by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis for itself and its subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof;

         (ii) within forty-five (45) days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer;

         (iii) as soon as available, but in any event within thirty (30) days after the beginning of each fiscal year of the Borrower, a copy of its annual budget for such fiscal year;

         (iv) together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit F signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof;

         (v) within two hundred seventy (270) days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA;

         (vi) as soon as possible and in any event within ten (10) days after the Guarantor knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Guarantor, describing said Reportable Event and the action which the Guarantor proposes to take with respect thereto;

         (vii) as soon as possible and in any event within ten (10) days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Borrower, any of its Subsidiaries, or any other Person of any Hazardous Substance into the environment, and (b) any notice alleging any violation of any Applicable Environmental Law by the Borrower or any of its Subsidiaries;

         (viii) promptly upon the furnishing thereof to the shareholders of the Guarantor, copies of all financial statements, reports and proxy statements so furnished;

         (ix) promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Guarantor files with the Securities and Exchange Commission;

         (x) by March 1st of each year, a Reserve Report prepared by an independent petroleum engineer chosen by the Borrower and acceptable to the Required Lenders (the "Independent Engineer"), which report shall be dated as of January 1 of such year, concerning the Oil and Gas Properties and interests owned by the Guarantor, the Borrower and their Subsidiaries which are located in or offshore of the United States of America and which have attributable to them proved oil or gas reserves. This report shall be in form satisfactory to Agent and shall include such reasonable assumptions as the Agent shall specify (including discount rates and projected Hydrocarbon price assumptions), shall contain sufficient information to enable the Borrower to meet the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the Securities and Exchange Commission, shall take into account any material "over-produced" and "under produced" status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Reserve Report, including the proven oil and gas reserves of the Guarantor, the Borrower and their Subsidiaries as of the date of such report, and the discounted net present value (at a rate acceptable to the Lenders). Together with such report, the Borrower shall furnish to the Lenders any updated production history of the proven oil and gas reserves of the Guarantor, the Borrower and their Subsidiaries as of such date, the lease operating expenses attributable to the Borrower's and its Subsidiaries' Oil and Gas Properties for the prior twelve month period, together with any other information as to the operations of the Guarantor, the Borrower and their Subsidiaries as reasonably requested by the Lenders. Together with such report, the Borrower shall furnish to the Lenders such additional data and information concerning pricing, quantities, or volume of production from or attributable to the Oil and Gas Properties with respect thereto as the Lenders may reasonably request. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of the Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral;

         (xi) by September 1st of each year and promptly following notice of an additional Borrowing Base redetermination under Section
                  2.2.3 above, a Reserve Report prepared as of July 1 of such year by petroleum engineers who are employees of the Borrower, together with an accompanying report on Oil and Gas Property sales, Oil and Gas Property purchases and changes in categories, both in the same form and scope as the reports in clause (x) above. The Reserve Report shall be prepared by or at the direction of the Borrower and shall be certified by the senior petroleum engineer of the Borrower as to the truth and accuracy of the information utilized to prepare the Reserve Report and the estimates included therein;

         (xii) as soon as available, and in any event within forty-five (45) days after the end of each quarter, a report describing by lease or unit the gross volume of production and sales attributable to production during such month from the Oil and Gas Properties constituting Collateral and describing the related severance taxes, other taxes, leasehold operating expenses and capital costs attributable thereto and incurred during such month;

         (xiii) as soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter, a report setting forth volumes, prices and margins for all marketing activities of the Borrower and Subsidiaries during such fiscal quarter;

         (xiv) upon the request of Agent, within forty-five (45) days after the end of each fiscal quarter, a list, by name and address, of those Persons who have purchased production during such fiscal quarter from the Oil and Gas Properties constituting Collateral, giving each such purchaser's owner number for the Borrower and each such purchaser's property number for each such mortgaged Oil and Gas Property; and

         (xv) such other information (including reserve, engineering, geological, and title information) as the Agent or any Lender may from time to time reasonably request;

         6.2. Use of Proceeds. The Borrower will, and will cause the Guarantor and each of their Subsidiaries to, use the proceeds of the Credit Extensions (x) for the acquisition, development and exploration of Oil & Gas Properties; (y) for working capital requirements; and (z) Letters of Credit. The Borrower will not use any of the proceeds of the Credit Extensions to purchase or carry any "margin stock" (as defined in Regulation U) or extend credit to others for the purpose of purchasing or repurchasing or carrying margin stock.

         6.3. Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         6.4. Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         6.5. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by Law and pay when due all Taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

         6.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

         6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all Laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental and ERISA Laws.

         6.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to, or in respect of non-operated properties cause the operator to, maintain, preserve, protect and keep in good repair, working order and condition (ordinary wear and tear excepted) in accordance with good industry practices all of the Oil and Gas Properties owned by it including, without limitation, all equipment, machinery and facilities, and will make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times. The state and condition of the

Collateral and the Oil and Gas Properties owned by the Guarantor, the Borrower and their Subsidiaries will be preserved and maintained in accordance with the foregoing standards, except to the extent a portion of such Oil and Gas Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower will, and will cause each Subsidiary to, or in respect of non-operated properties cause the operator to, promptly pay and discharge or cause to be paid and discharged all delay rentals, royalties, expenses and debt accruing under, and perform or cause to be performed each and every act, matter or thing required by, each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting the Borrower's or any Subsidiary's interests in its Oil and Gas Properties and will do all other things necessary to keep unimpaired their respective rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of the Oil and Gas Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts or without potential for commercial development. The Borrower will, and will cause each Subsidiary to, or in respect of non-operated properties cause the operator to, operate its Oil and Gas Properties (or cause its owned but non-operated Oil and Gas Properties to be operated) in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all applicable Laws.

         6.9. Inspection. The Borrower will, and will cause each Subsidiary to, keep accurate books and financial records and to permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

         6.10. Dividends and Payments on Indebtedness. Neither the Guarantor nor the Borrower will, nor will they permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock or membership interests (other than dividends payable in its own capital stock or membership interests, as applicable) or redeem, repurchase or otherwise acquire or retire any of its capital stock or membership interests at any time outstanding, except (i) that the Borrower or any Subsidiary may declare and pay dividends or make distributions to its members or shareholders on a pro rata basis; (ii) the Guarantor may repurchase, repay, defease, redeem or otherwise acquire or retire any capital stock with the contemporaneous issuance of the capital stock of the Guarantor, and (iii) with the prior approval of the Required Lenders, the Guarantor may repurchase its capital stock upon the termination of employment of any officer or employee of the Guarantor, the Borrower or any of their Subsidiaries or upon the termination of the services of any director of such Persons; provided further that, the Guarantor may repurchase up to $500,000 of capital stock in the aggregate from one or more officers or employees of such Persons upon the termination of the employment of such officers or employees.

         6.11. Indebtedness. The Guarantor and the Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

         (i)      the Credit Extensions;

         (ii)     Indebtedness existing on the date hereof and described in
                  Schedule 6.11;

         (iii) Indebtedness arising under Rate Management Transactions permitted under Section 6.25;

         (iv) Indebtedness among the Guarantor, the Borrower or any of their Subsidiaries;

         (v) Indebtedness associated with bonds or surety obligations required by any governmental or regulatory authority or prior owner in connection with owning or operating its Oil and Gas Properties in the ordinary course of business;

         (vi) unsecured accounts payable incurred in the ordinary course of Business which remain unpaid after the expiration of ninety
                  (90) days beyond invoice date or are being contested in good faith and as to which such reserve as is required by Agreement Accounting Principles has been made;

         (vii) Indebtedness not to exceed at any one time $500,000 related to purchase money financing;

         (viii) Indebtedness relating to Capitalized Lease Obligations not to exceed at any one time $500,000;

         (ix) Indebtedness relating to net production imbalances not to exceed at any one time $1,000,000;

         (x) Indebtedness relating to overriding royalties and other interests carved out of production incurred in the ordinary course of oil and gas exploration and development projects;

         (xi) Indebtedness associated with finance of premiums for business insurance of the Guarantor, the Borrower and their Subsidiaries;

         (xii) Contingent Obligations of the Guarantor in connection with guarantees of the obligations of the Borrower and its Subsidiaries in connection with owning and operating Oil and Gas Properties in the ordinary course of business; and

         (xiii)   Non-Recourse Indebtedness not to exceed $25,000,000.

         6.12. Acquisitions and Merger. Except as provided below, neither the Guarantor, the Borrower nor any Subsidiary will, directly or indirectly, acquire all or any substantial portion of the property, assets or stock of, or interest in, any Person, or merge or consolidate with or into any other Person, except that a Subsidiary may merge into another Subsidiary or into the Guarantor or the Borrower. Notwithstanding the forgoing, the Guarantor, the Borrower or any Subsidiary may acquire by purchase, merger or otherwise, additional Oil and Gas Properties or the capital stock or interests of any Person whose business is the ownership and operation of Oil & Gas Properties.

         6.13. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

         (i)      the sales of Hydrocarbons in the ordinary course of business.

         (ii) transfers of interests in Oil and Gas Properties in the ordinary course of the joint development of Oil and Gas Properties with others, including without limitation transfers to other parties to joint development agreements, participation agreements, farmout agreements, farmin agreements, exploration agreements, operating agreements and unit agreements;

         (iii) the sale or transfer of equipment that is no longer necessary for their business or is replaced by equipment of at least comparable value and use;

         (iv) during any consecutive twelve month period, sales of Oil and Gas Properties in the ordinary course that will not exceed $1,000,000.00 in the aggregate, and that will not materially impair or diminish the value of the Collateral or the Borrower's financial condition; and

         (v) leases, sales or other dispositions of Oil and Gas Properties, other than those permitted in subsections (i) through (iv) above, that, during any consecutive twelve-month period, do not constitute a Substantial Portion of the Oil and Gas Properties of the Borrower and its Subsidiaries.

      Upon the written request of the Borrower setting forth in reasonable detail transfer, sale or conveyance of assets in a transaction which may be permitted above, the Agent will execute and deliver to the Borrower such documentation as is reasonably necessary in the opinion of the Agent and its counsel to release the Lender Liens on assets so transferred, sold or conveyed.

         6.14. Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments or commitments therefore, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture except:

         (i)      Cash Equivalent Investments;

         (ii) existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 6.14;

         (iii) acquisition of interests in Oil and Gas Properties in the ordinary course of the conduct of the exploration, development and production business of the Borrower and Guarantor;

         (iv) loans and advances and other Investments among the Guarantor, the Borrower and any of their Subsidiaries;

         (v) any Subsidiary may be created or acquired if within two Business Days of its creation or acquisition it becomes a Guarantor by executing a guaranty substantially similar to the Guaranty; and

         (vi)     an acquisition or merger as permitted in Section 6.12.

         6.15. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

         (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;

         (ii) Liens imposed by Law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;

         (iii) Liens arising out of pledges or deposits under worker's compensation Laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

         (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

         (v) Liens existing on the date hereof in favor of the Minerals Management Service;

         (vi) Liens in favor of the Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document and other Liens expressly permitted under the Collateral Documents;

         (vii) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business of the Borrower or its Subsidiaries to secure amounts owing, which amounts are not more than sixty (60) days past due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by Agreement Accounting Principles shall have been made therefor;

         (viii) Liens under production sales agreements, division orders, operating agreements, and other agreements customary in the oil and gas business for processing, producing, and selling Hydrocarbons securing obligations not constituting Indebtedness and provided that such Liens do not secure obligations to deliver Hydrocarbons at some future date without receiving full payment therefor within ninety (90) days of delivery; and

         (ix) Liens in favor of any of the Lenders in connection with Rate Management Transactions.

         6.16.    [Intentionally Omitted].

         6.17. Operating Leases. Neither the Borrower nor any Subsidiary will enter into or remain liable upon any Operating Lease, except for Operating Leases which have Operating Lease Obligations of not more than $500,000 per annum.

         6.18. Trade Liabilities. The Borrower and each of its Subsidiaries will timely pay all liabilities owed by it on ordinary trade terms to vendors, suppliers, and other Persons providing goods and services used by it in the ordinary course of its business, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

         6.19. Affiliates. The Guarantor shall not permit the assets of PetroQuest Oil & Gas to ever be anything other than the legal interests in oil and gas properties, the beneficial interests of which is owned by Persons other than the Borrower and/or the Guarantor. The Guarantor will not permit any other Person to become a member of PetroQuest Oil & Gas. The Guarantor will not nor will it permit the Borrower or any other Subsidiary to transfer assets of the Guarantor or the Borrower to or assume or discharge the liabilities of PetroQuest Oil & Gas. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

         6.20. Agreement to Deliver Collateral Documents. The Borrower agrees to deliver, and to cause each Subsidiary to deliver, to further secure the Obligations whenever requested by the Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Collateral Documents in form and substance satisfactory to the Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal Property now owned or hereafter acquired by the Borrower or any Subsidiary. The Borrower also agrees to deliver, and to cause each Subsidiary to deliver, whenever requested by the Agent in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to the Agent with respect to any of the Oil and Gas Properties designated by the Agent, based upon abstract or record examinations to dates acceptable to the Agent and (i) stating that such Person has good and defensible title to such properties and interests, free and clear of all Liens other than Liens permitted under Section 6.15, (ii) confirming that such Oil and Gas Properties and interests therein are subject to Collateral Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the Hydrocarbons attributable to such properties and interests and the proceeds thereof, and
(iii) covering such other matters as the Agent may request.

         6.21. Maintenance of Liens. The Borrower will perform, and will cause each Subsidiary to perform, such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, deeds of trust, mortgages and other agreements, documents, instruments and certificates as the Lenders may reasonably deem necessary or appropriate in order to perfect and maintain the Liens in favor of the Lenders and preserve and protect the Rights of the Lenders.

         6.22. Title Information. By March 1st and September 1st of each year, the Borrower will deliver any acquisition summaries, title opinions and due diligence reports prepared in connection with the acquisition and the financing of the acquisition of such Oil and Gas Properties prepared for the Borrower or the Person financing such acquisition and such additional title information in form and substance acceptable to the Lenders as is requested so that the Lenders shall have received, together with the title information previously received by the Lenders, satisfactory title information covering Oil and Gas Properties representing ninety percent (90%) of the value of such Oil and Gas Properties as set forth in such Reserve Report, as such value is set forth therein. From time to time upon written request of the Agent, the Borrower shall cause to be delivered and addressed to the Agent and the Lenders the written

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opinions of counsel of the Borrower and Guarantor to the effect that the Deeds of Trust constitute first, prior perfected Liens on the Oil and Gas Properties the States of Texas and Louisiana, in substantially the form of Exhibit G.

         6.23. Deposit of Production Proceeds. Notwithstanding that, by the terms of the various Loan Documents, the Guarantor, the Borrower and their Subsidiaries are and will be assigning to the Agent and the Lenders all of the "Production Proceeds" (as defined therein) accruing to the Property covered thereby, so long as no Default has occurred the Borrower and each Subsidiary may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Loan Documents, which Liens are hereby affirmed and ratified and provided that to further secure the Agent's and Lenders' Liens upon such Production Proceeds, the Borrower and each Subsidiary agree to maintain their operating accounts with the Agent and not to redirect the payment of Production Proceeds from such operating accounts without the written consent of the Agent. Upon the occurrence of a Default, the Agent and the Lenders may exercise all rights and remedies granted under the Loan Documents, including the right to obtain possession of all Production Proceeds then held by the Borrower or any Subsidiary or to receive directly from the purchasers of production all Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by the Agent or the Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Loan Documents, nor shall any release of any Production Proceeds by the Agent or the Lenders to the Borrower or any Subsidiary constitute a waiver, remission, or release of any other Production Proceeds or of any rights of the Agent or the Lenders to collect other Production Proceeds thereafter.

         6.24. General and Administrative Expense Limitation. Commencing with the fiscal quarter beginning April 1, 2003, the Guarantor and the Borrower will not permit, on a combined basis, as of the close of any fiscal quarter, Consolidated G&A (net of all COPAS and other expense recoveries for the preceding two quarters, determined in accordance with the Agreement Accounting Principles), to exceed 50% of consolidated gross profit for such preceding two quarters.

         6.25. Rate Management Transactions. Neither the Borrower nor any Subsidiary will be a party to or in any manner be liable on any Rate Management Transactions except:

         (i) contracts entered into with the purpose of fixing prices on oil or gas expected to be produced by the Borrower or its Subsidiaries, provided that at all times: (a) no such contract fixes a price for a term of more than twenty-four (24) months;
                  (b) the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly pro-ration acceptable to the Agent) for any single month does not in the aggregate exceed seventy-five percent (75%) of the Guarantor's and its Subsidiaries' aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of such Person's business for such month; (c) each such contract is with a

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                  counterparty or has a guarantor of the obligation of the
                  counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the agreement is made has (or whose holding company has) long-term obligations rated AA or AA2 or better, respectively, by either S&P or Moody's or is an investment grade-rated industry participant. As used in this subsection, the term "Projected Oil and Gas Production" means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from Oil and Gas Properties and interests owned by the Guarantor, the Borrower and their Subsidiaries which are located in or offshore of the United States of America and which have attributable to them proved oil or gas reserves, as such production is projected in the most recent report delivered pursuant to Section 6.1, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of
                  Section 6.1 above and otherwise are satisfactory to the Agent;

         (ii) contracts entered into by the Borrower or any Subsidiary with the purpose and effect of fixing interest rates on a principal amount of indebtedness of such Person that is accruing interest at a variable rate, provided that (a) the aggregate notional amount of such contracts never exceeds seventy-five percent (75%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (b) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract, and (c) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made has (or whose company has) long-term obligations rated AA or AA2 or better, respectively, by either S&P or Moody's or is an investment grade-rated industry participant; and

         (iii) Existing Rate Management Transactions with Credit Lyonnais Rouse Derivatives and Entergy-Koch Trading LP as more particularly described on Schedule 6.25.

Within ninety (90) days of the date hereof, the Borrower shall establish and shall at all times thereafter maintain Rate Management Transactions consisting of contracts entered into with the purpose of fixing prices on oil or gas expected to be produced by the Guarantor, the Borrower and their Subsidiaries, covering at least fifty percent (50%) of the aggregate volumes of Hydrocarbons listed in the "proved, developed, and producing" category set forth in the most recent Reserve Report, determined on a rolling twelve month basis.

         6.26. Dry Hole Costs. The Borrower shall not enter into any authority for expenditure for (i) any single exploration well having a dry hole cost estimated to exceed $2,000,000; or (ii) any single development well having a dry hole cost estimated to exceed $4,000,000.

         6.27. Sale of Accounts. Neither the Borrower nor any Subsidiary will sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse.

         6.28. Sale and Leaseback Transactions and Other Off-Balance Sheet Liabilities. Neither the Borrower nor any Subsidiary will enter into or suffer to exist any (i) Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for (i) Non-Recourse Indebtedness permitted to be incurred under the terms of Section 6.13; and (ii) Rate Management Transactions permitted to be incurred under the terms of Section 6.25.

         6.29. Contingent Obligations. Neither the Borrower nor any Subsidiary will make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), other than those in connection with guarantees of the obligations of Subsidiaries in connection with owning and operating Oil and Gas Properties in the ordinary course of business), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Reimbursement Obligations, and (iii) that the Borrower or any Subsidiary may incur Contingent Obligations with respect to Obligations permitted hereunder.

         6.30. Financial Contracts. Neither the Borrower nor any Subsidiary will enter into or remain liable upon any Financial Contract, except for Rate Management Transactions required or permitted under Section 6.25.

         6.31.    Financial Covenants.

                  6.31.1 Facility Coverage Ratio. The Borrower will not permit the ratio of (A) Aggregate Outstanding Credit Exposure as of any calendar quarter-end to (B) annualized six-month Consolidated EBITDDA, determined (y) as of June 30, 2003, for the two calendar quarter periods ending on such date, and
(z) as of each calendar quarter end thereafter for the two most recent calendar quarter periods then ended, to be greater than 1.0 to 1.0; provided, for determinations of annualized six-month Consolidated EBITDDA, annualized six-month Consolidated EBITDDA shall be equal to the Consolidated EBITDDA for such two calendar quarter periods times two.

                  6.31.2 Minimum Tangible Net Worth. The Borrower will at all times maintain Consolidated Tangible Net Worth of not less than the sum of (i) $87,500,000, plus (ii) seventy-five percent (75%) of Consolidated Net Income earned from the date of this Agreement and in each fiscal quarter beginning with the quarter beginning June 30, 2003



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

(without deduction for losses but excluding from the calculation of losses any non-cash reserve write-downs), plus (iii) 100% of the net proceeds of any offering, sale, or other transfer of any capital stock or other equity securities of any kind of the Guarantor, the Borrower or any of their Subsidiaries.

                  6.31.3 Current Ratio. The Borrower will not permit the ratio of Consolidated Current Assets plus Available Borrowing Base to Consolidated Current Liabilities, excluding current maturities of long term debt and current payables resulting from any Rate Management Transaction, to be less than 1.0 to
1.0 at any time.


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                                    Page 65

                                   ARTICLE VII

                                    DEFAULTS


         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall prove to have been materially false on the date as of which made.

         7.2. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within three Business Days after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

         7.3. The material breach by the Borrower of any of the terms or provisions of Article VI Section 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16,
6.17, 6.18, 6.19, 6.20, 6.24, 6.25, 6.26, 6.27, 6.28, 6.29, 6.30,or 6.31.

         7.4. The material breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Agent or any Lender.

         7.5. Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness (other than the Obligation) aggregating in excess of $1,000,000 ("Material Indebtedness"); or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the federal bankruptcy Laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors,
(iii) apply for, seek, consent to, or acquiesce in, the




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

appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the federal bankruptcy Laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, limited liability company or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

         7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Guarantor, the Borrower and their Subsidiaries which, when taken together with all other Property of the Guarantor, the Borrower and their Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion unless Outstanding Credit Exposure is contemporaneously reduced by the Release Price determined in connection therewith by the Required Lenders.

         7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $1,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $100,000 or any Reportable Event shall occur in connection with any Plan.

         7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan, if any, that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $100,000 or requires payments exceeding $100,000 per annum.

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

         7.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan, if any, is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $100,000.

         7.13. The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the Release by the Borrower, any of its Subsidiaries or any other Person of any Hazardous Substance into the environment, or (ii) violate any Applicable Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

         7.14. Any Change in Control shall occur.

         7.15. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

         7.16. Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation when due or the material breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction, in each case subject to any grace period associated therewith.

         7.17. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party and such failure could reasonably be expected to have a Material Adverse Effect, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

         7.18. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any material portion of the Collateral (as determined by the Agent in its reasonable judgment) purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document as to any material portion of the Collateral (as determined by the

Agent in its reasonable judgment), or the Borrower shall fail to comply with any of the material terms or provisions of any Collateral Document.

         7.19. The representations and warranties set forth in Section 5.15 (Plan Assets; Prohibited Transactions) shall at any time not be true and correct.

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                                    Page 69

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1.     Acceleration.

         (i) If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower or any of its Subsidiaries, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the excess of (x) the amount of LC Obligations at such time, over (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (iii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations or any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

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

         (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

         (v) If, within ten (10) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

         (i) extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto;

         (ii) reduce the percentage specified in the definition of Required Lenders;

         (iii) extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2.7, or increase the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement;

         (iv)     amend this Section 8.2; or

         (v) except as provided in the Collateral Documents, release all or substantially all of the Collateral.

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

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may waive payment of the fee required under
Section 12.3.2 without obtaining the consent of any other party to this Agreement.

         8.3. Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any Right under the Loan Documents shall impair such Right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such Right shall not preclude other or further exercise thereof or the exercise of any other Right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by Law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

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                                    Page 72
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                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

         9.2. Governmental Regulation. Anything contained in this
Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable Law.

         9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4. ENTIRE AGREEMENT. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE BORROWER, THE AGENT, THE LC ISSUER AND THE LENDERS AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS AMONG THE BORROWER, THE AGENT, THE LC ISSUER AND THE LENDERS RELATING TO THE SUBJECT MATTER THEREOF OTHER THAN THE FEE LETTER DESCRIBED IN SECTION 10.13.

         9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6. Expenses; Indemnification. (i) The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of outside attorneys for the Agent, the Arranger, the LC Issuer and the Lenders) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of outside attorneys for the Agent, the Arranger, the LC Issuer and the Lenders) paid or incurred by the Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

         (ii) THE BORROWER HEREBY FURTHER AGREES TO INDEMNIFY THE AGENT, THE ARRANGER, THE LC ISSUER, EACH LENDER, THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR DIRECTORS, OFFICERS AND EMPLOYEES AGAINST ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR WHETHER OR NOT THE AGENT, THE ARRANGER, THE LC ISSUER, ANY LENDER OR ANY AFFILIATE IS A PARTY THERETO) WHICH ANY OF THEM MAY PAY OR INCUR ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE DIRECT OR INDIRECT APPLICATION OR PROPOSED APPLICATION OF THE PROCEEDS OF ANY CREDIT EXTENSION HEREUNDER EXCEPT TO THE EXTENT THAT THEY ARE DETERMINED IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY SEEKING INDEMNIFICATION. THE OBLIGATIONS OF THE BORROWER UNDER THIS SECTION 9.6 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

         9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's audited financial statements.

         9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of the Borrower and Lender. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The

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Borrower agrees that neither the Agent, the Arranger, the LC Issuer nor any
Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 12.4, and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder. Notwithstanding anything herein to the contrary, confidential information shall not include, and each Lender (and each employee, representative or other agent of any Lender) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Lender relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

         9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

         9.13. Disclosure. The Borrower and each Lender hereby (i) acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Guarantor, the Borrower and their Affiliates, and (ii) waive any liability of Bank One or such Affiliate of Bank One to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.

         9.14. Interest. It is the intention of the Parties to comply with applicable usury Laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in any Loan Document, in no event shall any Loan Document permit the collection of interest in excess of the maximum amount permitted by such Laws. If any such excess of interest is contracted for, charged or received under any Loan Document or if the maturity of the Obligation is accelerated in whole or in part, or in the event that all or part of the principal or interest of the Obligation shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under any Loan Document on the amount of principal actually outstanding from time to time under the Obligation shall exceed the maximum amount of interest permitted by applicable usury Laws, then in any such event: (i) the provisions of this Section 9.14 shall govern and control; (ii) no Person now or hereafter liable for the payment of the Obligation shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted to be contracted for by, charged to or received from the Person obligated thereon under the applicable usury Laws; (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount on the Obligation or refunded to the Person paying the same, at the holder's option; and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest permitted to be contracted for by, charged to or received from the Person obligated thereon under the applicable usury Laws as now or hereafter construed by the courts having jurisdiction thereof. To the extent the Laws of the State of Texas are applicable for purposes of determining the "Highest Lawful Rate," such term shall mean the "weekly rate ceiling" from time to time in effect under Chapter 303 of the Texas Finance Code, as amended from time to time in effect, subject to the Lender's right subsequently to change such method in accordance with applicable law. The provisions of Chapter 346 of Tex. Finance Code Ann. (Vernon
2002), regulating certain revolving credit accounts shall not govern or in any manner apply to the Obligation.

         9.15. NO ORAL AGREEMENTS. THIS WRITTEN LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE FEE LETTER REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         9.16. Survival of Representations. All representations and warranties herein contained or made in writing in connection with this Agreement shall survive the execution and delivery of this Agreement and the making of the Loans hereunder and shall continue in full force and effect until the Obligation shall have been paid in full.

         9.17. Amendment and Restatement. The Guarantor and the Borrower acknowledge and agree and it is the intention of the parties hereto that this Agreement and any Note issued hereunder (i) represents in part a renewal, modification and extension but not a novation or discharge of the indebtedness outstanding under the Prior Credit Agreement and any documents executed in connection therewith; and (b) is secured by and entitled to the benefits of certain Collateral Documents (as identified and defined in the Prior Credit Agreement). Payments pursuant to this Agreement or any Note hereunder shall be made and applied as provided herein.

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                                    Page 77

                                    ARTICLE X

                                    THE AGENT

         10.1. Appointment; Nature of Relationship. Bank One is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify: (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lender Lien in any Collateral; or (g) the financial condition of the Borrower or any Guarantor of any of the Obligations or of any of the Borrower's or any such Guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents; provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5.7 shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Secured Obligations and termination of this Agreement.

         10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity, hedge, swap or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $1,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13. Agent's Fee. The Borrower agrees to pay to the Agent, for its own account, the fees agreed to by the Borrower and the Agent pursuant to the Fee Letter, or as otherwise agreed from time to time in writing.

         10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

         10.15. Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf the Collateral Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents.

         10.16. Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

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                                    Page 82

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable Law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower or any Guarantor may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives Collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such Collateral ratably in proportion to their respective Pro Rata Share of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

         11.3 Application of Collateral. The proceeds of the Collateral at any time received by the Agent following an Enforcement Action shall, when received by the Agent in cash or its equivalent, be applied by the Agent as follows:

         (i) first, to the payment and satisfaction of all sums paid and costs and expenses (including reasonable attorneys' fees and court costs) incurred by the Agent in connection herewith or under the Collateral Documents, including such amounts paid or incurred in connection with protecting, preserving or realizing upon the Collateral or enforcing any of the terms of the Collateral Documents to the extent the Agent is not reimbursed therefor by the Borrower or any Guarantor; and

         (ii) second, to the payment of all remaining Secured Obligations pro rata to each Lender with each Lender's pro rata share calculated based on a fraction, the numerator of which is the amount owing to such Lender in connection with any Loan Document and/or Rate Management Transaction and the denominator of which is the aggregate amount owing to all Lenders in connection with the Loan Documents and/or Rate Management Transactions.

The Borrower and Guarantors shall remain liable to the Agent and the Lenders for any deficiency. Any surplus remaining after the full, indefeasible payment and satisfaction of the foregoing shall be returned to the Borrower or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto. After any Lender has been paid in full for all Secured Obligations of the Borrower owed to it under the Loan Documents and/or Rate Management Transactions, such Lender shall hold in trust for, and immediately return to, the Agent any Collateral or proceeds thereof received or held hereunder.

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                                    Page 84

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         12.2.    Participations.

                  12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable Law, at any time sell to one or more banks or other entities (individually, a "Participant") participating interests in any Outstanding Credit Exposure owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the

Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which forgives principal, interest, fees or Reimbursement Obligation or reduces the interest rate or fees payable with respect to any such Credit Extension or Commitment, extends the Facility Termination Date or the expiration date for any Facility LC, postpones any date fixed for any regularly-scheduled payment of principal of or interest on any Loan in which such Participant has an interest, or any regularly-scheduled payment of fees on any such Credit Extension or Commitment, releases any Guarantor of any such Credit Extension or releases any Collateral held in the Facility LC Collateral Account (except in accordance with the terms hereof) or all or substantially all or any other Collateral, if any, securing any such Credit Extension.

                  12.2.3. Benefit of Setoff. The Borrower and each Guarantor agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3.    Assignments.

                  12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable Law, at any time assign to one or more banks or other entities (individually, an "Eligible Assignee") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C (the "Assignment Agreement") or in such other form as may be agreed to by the parties thereto. The consent of the Borrower, the Agent and LC Issuer shall be required prior to an assignment becoming effective with respect to an Eligible Assignee which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to an Eligible Assignee which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Credit Exposure (if the applicable Commitment has been terminated). Borrower shall not be required to pay any costs associated with any such assignment.

                  12.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of an assignment, together with any consents required by Section 12.3.1, and
(ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Eligible Assignee to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Eligible Assignee in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Eligible Assignee shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders, the LC Issuer or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Eligible Assignee. Upon the consummation of any assignment to an Eligible Assignee pursuant to this Section 12.3.2, the transferor Lender, the Agent, the LC Issuer and the Borrower shall, if the transferor Lender or the Eligible Assignee desires that its Outstanding Credit Exposure be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Eligible Assignee, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         12.4. Dissemination of Information. The Borrower authorizes each Lender, upon prior written notice to Borrower to disclose to any Participant or Eligible Assignee or any other Person acquiring an interest in the Loan Documents by operation of Law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Guarantor, the Borrower and their Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.11 of this Agreement.

         12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the Laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5.4.

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                                    Page 87

                                  ARTICLE XIII

                                     NOTICES

         13.1. Notices. Except as otherwise permitted by Section 2.15 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the LC Issuer or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or set forth in any Assignment Agreement if by virtue of such Assignment Agreement the Lender became a party to this Agreement or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

         13.2. Change of Address. The Borrower, the Agent, the LC Issuer and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS


         14.1. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

         14.2. Facsimile Documents and Signatures. For purposes of negotiating and finalizing this Agreement, if this document or any document executed in connection with it is transmitted by facsimile machine ("fax"), it shall be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine shall be considered for all purposes as an original signature. Any such faxed document shall be considered to have the same binding legal effect as an original document. At the request of any party, any faxed document shall be re-executed by each signatory party in an original form.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2. CONSENT TO JURISDICTION. THE BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN HOUSTON, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER OR ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER OR ANY GUARANTOR AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN HOUSTON, TEXAS.

         15.3. WAIVER OF JURY TRIAL. THE BORROWER, EACH GUARANTOR, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         IN WITNESS WHEREOF, The Borrower, the Lenders, the LC Issuer and the Agent have executed this Agreement as of the date first above written.

BORROWER:                  PETROQUEST ENERGY, L.L.C.

                           By: PetroQuest Energy, Inc., its sole member


                           By: /s/ Michael O. Aldridge
                               --------------------------------------------
                               Michael O. Aldridge, Chief Financial Officer

                           Address for Borrower:

                           PetroQuest Energy, L.L.C.
                           400 E. Kaliste Saloom Road
                           Suite 6000
                           Lafayette, Louisiana 70508
                           Attention: Michael O. Aldridge,
                           Chief Financial Officer
                           Telephone: (337) 232-7028
                           Fax: (337) 232-0044

GUARANTOR: for the purpose of agreeing to the provisions of Article 5 and
Article 6 and Sections 11.1, 12.2.3, 15.2 and 15.3.

                           PETROQUEST ENERGY, INC.


                           By: /s/ Michael O. Aldridge
                               --------------------------------------------
                               Michael O. Aldridge, Chief Financial Officer

LENDERS:                       BANK ONE, NA,
                               Individually and as the Agent and LC Issuer
Commitment: $48,750,000.00

                               By: /s/ Charles Kingswell-Smith
                                  ------------------------------------------
                                     Charles Kingswell-Smith
                                     Director

                               Address:

                               Bank One, NA
                               910 Travis
                               Houston, Texas 77002
                               Attention:  Charles Kingswell-Smith
                               Telephone:  (713) 751-7803
                               Fax:  (713) 751-3544


Commitment: $26,250,000.00     UNION BANK OF CALIFORNIA, N.A.


                               By: /s/ Randall Osterberg
                                  ------------------------------------------

                               Name:  Randall Osterberg
                                     ---------------------------------------

                               Title: SVP
                                     ---------------------------------------

                               Address:

                               500 Akard Street
                               Suite 4200
                               Dallas, Texas 75201
                               Attention:  Damien Meiburger
                               Telephone:  (214) 922-4201
                               Fax:  (214) 682-8142

                                PRICING SCHEDULE




     MARGIN               LEVEL I STATUS       LEVEL II STATUS       LEVEL III STATUS      LEVEL IV STATUS
     ------               --------------       ---------------       ----------------      ---------------

Eurodollar Rate               2.00%                 2.25%                 2.375%                2.50%

Floating Rate                 0.75%                 1.00%                 1.125%                1.25%




   APPLICABLE FEE RATE         LEVEL I STATUS       LEVEL II STATUS       LEVEL III STATUS      LEVEL IV STATUS
   -------------------         --------------       ---------------       ----------------      ---------------

Commitment                         0.50%                 0.50%                 0.50%                 0.50%


         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Level I Status" exists for any day that the Utilization Percentage is less than 50%.

         "Level II Status" exists for any day that the Utilization Percentage is greater than or equal to 50% but is less than 75%.

         ""Level III Status" exists for any day that the Utilization Percentage is greater than or equal to 75% but is less than 90%.

         Level IV Status" exists any day that the Borrower does not qualify for Level I Status, Level II Status or Level III Status.

         "Status" means either Level I Status, Level II Status, Level III Status or Level IV Status.

         The Applicable Margin and Applicable Fee Rate for each day shall be determined by Agent from time to time in accordance with the foregoing table.

                                    EXHIBIT A
                                 PROMISSORY NOTE


$_______________                  Houston, Texas                    May 14, 2003

         FOR VALUE RECEIVED, the undersigned, PETROQUEST ENERGY, L.L.C., a Louisiana limited liability company ("Borrower"), hereby promises to pay to the order of __________, a [national banking] association (herein called "Lender"), the principal sum of ________ DOLLARS ($___________), or, if greater or less, the aggregate unpaid principal amount of the Credit Extensions made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Agent under the Credit Agreement, 910 Travis, Houston, Texas 77002, or at such other place within Houston, Texas, as from time to time may be designated by the holder of this Note.

         This Note (a) is issued and delivered under that certain Amended and Restated Credit Agreement of even date herewith among Borrower, Bank One, NA, as Agent, and the lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Loan Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Collateral Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

         The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on the Facility Termination Date.

         So long as no Default has occurred and is continuing, all Floating Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Floating Rate in effect on such day. If a Default has occurred and is continuing, all Floating Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the default rate in effect on such day as may be specified pursuant to Section 2.12 of the Credit Agreement. On each Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Floating Rate Loans to but not including such Payment Date. So long as no Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Eurodollar Rate in effect







                               Exhibit A - Page 1
on such day. If a Default has occurred and is continuing, all Eurodollar Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the default rate in effect on such day as may be specified pursuant to Section 2.12 of the Credit Agreement. Borrower shall pay to the holder hereof all unpaid interest which has accrued on each Eurodollar Loan on the last day of its applicable Interest Period and, if such Interest Period is longer than three months, on the last day of each three-month interval during such Interest Period. All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the default rate in effect on such day as may be specified pursuant to Section 2.12, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing subsection (a) or otherwise), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

         Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable Law, may be contracted for, charged, or received on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

         If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

         Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.



                               Exhibit A - Page 2

         This Note and the rights and duties of the parties hereto shall be governed by the Laws of the State of Texas (without regard to principles of conflicts of law), except to the extent the same are governed by applicable federal Law.


                                     PETROQUEST ENERGY, L.L.C.,
                                     a Louisiana Limited Liability Company


                                     By: _________________________________


                                     Name: _______________________________


                                     Title: ______________________________







                               Exhibit A - Page 3

                                   EXHIBIT B
                                BORROWING NOTICE

         Reference is made to that certain Credit Agreement dated as of May 14, 2003 (as from time to time amended, the "Agreement"), by and among PetroQuest Energy, L.L.C. (the "Borrower"), Bank One, NA, as Agent, Banc One Capital Markets, Inc., as Lead Arranger and Sole Book Runner and the lenders referred to therein ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         Borrower hereby requests an Advance pursuant to Section 2.9 of the Agreement as follows:

         Borrowing Date:                              _______________, 200___

         Aggregate amount of Advance:                 $__________________

         Type of Loans in Advance:                    Floating Rate / Eurodollar

         Length of Interest Period for Eurodollar Loans
         (1, 2, 3 or 6 months):                       ___________ months

         To meet the conditions set out in the Agreement for such Advance, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

         a. The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained and is an Authorized Officer of Borrower.


         b. There does not exist on the date hereof any Default or Unmatured Default that has not been waived in writing as provided in Article VIII of the Agreement.

         c. The representations and warranties contained in Article V of the Agreement are true and correct as of Borrowing Date above except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

         d. There currently exists no litigation, arbitration, governmental investigation, proceeding or inquiry pending or threatened against the Borrower or any of the Borrower's Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.






                               Exhibit B - Page 1

         The Authorized Officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.



                               Exhibit B - Page 2

        IN WITNESS WHEREOF this instrument is executed as of __________________.


                                         PETROQUEST ENERGY, L.L.C.,
                                         a Louisiana Limited Liability Company


                                         By: ________________________________


                                         Name: ______________________________


                                         Title: _____________________________





                               Exhibit B - Page 3

                                   EXHIBIT C
                              ASSIGNMENT AGREEMENT

                  Reference is made to the Credit Agreement dated as of May 14, 2003 (the "Credit Agreement") among PetroQuest Energy, L.L.C. (the "Borrower"), the Lenders named therein, Bank One, NA, as Agent ("Agent"), and Banc One Capital Markets, Inc. as Lead Arranger and Sole Book Runner. Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

         2. The Assignor: (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any of its Subsidiaries any Restricted Person or the performance or observance by Borrower or any of its Subsidiaries of any of their obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on
Schedule 1.

         3. The Assignee: (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Agent by the



                               Exhibit C - Page 1
terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 3.5.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to Agent for acceptance and recording by Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by Agent, unless otherwise specified on Schedule 1.

         5. Upon such acceptance and recording by Agent, as of the Effective Date, (i) he Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by Agent, from and after the Effective Date, Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the Laws of the State of Texas.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.


                               Exhibit C - Page 2

                                   SCHEDULE 1
                             to Assignment Agreement

      Percentage of Aggregate Commitment assigned:          ________%

      Assignee's Retained Commitment:                    $__________

      Assignee's Commitment:                             $__________

      Aggregate outstanding principal amount
      of Loans assigned:                                 $__________

      Principal amount of Note payable to Assignee:      $__________

      Principal amount of Note payable to Assignor:      $__________

         Effective Date
         (if other than date of acceptance by Agent):        ___________, 200__

Dated: ____________, 200__
                                                 [NAME OF ASSIGNOR], as Assignor

                                                 By:
                                                     Title:

                                                 [NAME OF ASSIGNEE], as Assignee

                                                 By:
                                                     Title:
Accepted [and Approved]**
this ___ day of ___________, 200__.

BANK ONE, N.A., AGENT AND LC ISSUER

By:
    Title:

[Approved this ____ day of ____________, 200__

PETROQUEST ENERGY, L.L.C.**

By:
    Title:

**Required if Assignee is not Lender, unless Default has occurred and is continuing.

                               Exhibit C - Page 3

                               Exhibit C - Page 4

                                    EXHIBIT D
                                 FORM OF OPINION


                                                               ________,______


The Agent and the Lenders who are parties to the Credit Agreement described below.


Gentlemen/Ladies:


         We are counsel for PetroQuest Energy L.L.C., a Louisiana limited liability company (the "Borrower"), and have represented the Borrower in connection with its execution and delivery of a Credit Agreement dated as of May 14, 2003 (the "Agreement") among the Borrower, the Lenders named therein, Bank One, NA, as Agent, and Banc One Capital Markets, Inc. as Lead Arranger and Sole Book Runner, providing for Advances in an aggregate principal amount not exceeding $75,000,000 at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

         We have examined the **[describe constitutive documents of the Borrower and each Subsidiary and appropriate evidence of authority to enter into the transaction]**, the Loan Documents and such other matters of fact and Law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

         l. Borrower is a limited liability company duly formed and organized, validly existing and in good standing under the laws of the State of Louisiana and has all requisite power and authority to own its properties and to conduct its business as presently conducted. Borrower is duly qualified to do business as a foreign limited liability company in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification.

         2. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its properties and to conduct its business as presently conducted. The Guarantor is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification.

         3. The execution, delivery and performance by the Borrower and the Subsidiaries of the Loan Documents (to the extent a party thereto) and the consummation of the transaction contemplated thereby, do not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or



                               Exhibit D - Page 1
violation of or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) any Lien, security interest or encumbrance on any properties or assets of the Borrower or any Subsidiary with respect to (A) the terms or provisions of any contract, agreement, indenture or instrument to which the Borrower or any Subsidiary is a party, (B) the certificate of incorporation or bylaws (or similar organizational document) of the Borrower or any Subsidiary, or (C) any statute, judgment, decree, order, rule or regulation applicable to the Borrower or any Subsidiary or any of their respective properties or assets.

         4. The Loan Documents to which the Borrower and each Subsidiary is a party have been duly executed and delivered by the Borrower and each Subsidiary and constitute legal, valid and binding obligations of the Borrower and such Subsidiary enforceable against the Borrower and such Subsidiary in accordance with their respective terms.

         5. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         6. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement, the payment and performance by the Borrower of the Obligations, or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         7. No consent, waiver, approval, authorization or order of or filing, registration, qualification, license or permit of or with any court or governmental agency or body, or third party is required for the consummation by the Borrower or any Guarantor of the other transactions contemplated by the Loan Documents or any Rate Management Transaction, except such as may be required under those which have previously been obtained and the timely and proper filing of the Collateral Documents and related financing statements.

         8. Neither the Borrower nor any Subsidiary is, or immediately after the initial Credit Extension will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended or a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

         9. The consummation of the transactions contemplated by the Loan Documents will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                               Exhibit D - Page 2

         10. The form of the Collateral Documents and the related financing statements, including the form of acknowledgments thereto, comply with all applicable recording, filing and registration laws and regulations of the States of Texas and Louisiana, as applicable.

         11. The Pledge Agreement creates a valid security interest in the Collateral (as defined therein) in which a security interest may be created under Article 9 of the Code.

         12. The financing statements relating to the Pledge Agreement are in a form sufficient to comply with the filing requirements of the States of Louisiana and Texas, and the filing of the financing statements in the Office of the Secretary of State of the States of Louisiana and Texas (together with payment of applicable filing fees) are the only actions necessary to perfect the security interest with respect to the Collateral (as defined therein) in which a security interest has been created under the Pledge Agreement and in which a security interest may be perfected by the filing of financing statements.

         13. Exhibit A hereto accurately sets forth the authorized capital of the each of the Subsidiaries of the Borrower. All of such capital is duly authorized, validly issued and outstanding and are fully paid and nonassessable and free of preemptive rights. To our knowledge, neither Borrower nor any Subsidiary has any obligation or commitment to issue any other shares of capital stock, membership interests, partnership interests or other securities issued nor has it granted any options with respect thereto.

         14. The property descriptions of the real properties contained in the Deed of Trust located within the States of Texas and Louisiana which are described therein are in legally sufficient form for the purposes of all applicable recording, filing and registration laws in the States of Texas and Louisiana, as applicable.

         15. Upon the recording and filings as provided in following paragraph, the Deeds of Trust are effective to create in favor of the Agent for the ratable benefit of the Lenders, as security for the payment of the Secured Obligations, a valid mortgage lien on all of, to the extent adequately described therein (without in any manner limiting the opinion set forth in paragraph 21 above), all of the right, title and interest of Borrower and Guarantor, as the case may be, in and to the portion of the Oil & Gas Properties constituting real property or interests in real property described in the Deeds of Trust as being mortgaged thereby and a perfected security interest in all of, to the extent adequately described therein and in which a security interest can be created, and perfected by the filings contemplated by the following paragraph, under Article 9 of the Uniform Commercial Code as in effect in the States of Texas and Louisiana.

         16. Fully executed counterparts of the Deeds of Trust should be filed for record in each county or parish in the States of Texas and Louisiana where any portion of the Property described on Exhibit A thereto is located (or, in the case of Properties located on the Outer Continental Shelf, in the adjacent county or parish). Fully executed counterparts of the financing statements relating to the Deeds of Trust should be filed for record with the Secretary of State of


                               Exhibit D - Page 3
the States of [_________] and Texas and with the Parish Clerk of the Parish of East Baton Rouge, Louisiana, as applicable. Other than the foregoing, no authorization, consent, approval, license or exemption of, or filing or registration with, any governmental authority of the States of Delaware, Texas or Louisiana, as applicable, is necessary for either the due execution and delivery by Borrower or Guarantor of the Deeds of Trust or the financing statements related thereto, or with the holding and enforcement by the Agent of the Deeds of Trust or the Secured Obligations secured thereby, except for such authorizations, consents, approvals, licenses or exemptions of, or filings or registrations with any Tribunal that are required to be obtained or maintained, as the case may be, by the Agent in order for the Agent to be or remain qualified to act in the capacity of trustee.

         17. After the recordings and filings specified in the previous paragraphs have occurred, no instruments need be recorded, registered or filed or re-recorded, re-registered or re-filed in any public office in the States of [_______], Texas, or Louisiana, as applicable in connection with the execution and delivery of the Deeds of Trust or the financing statements related thereto in order to maintain the perfection of the Lender Liens and security interests created thereby after the date of recordation, other than continuation statements as required by the Uniform Commercial Code as in effect in the States of [__________], Texas, or Louisiana, as applicable.

         18. No state or local recording tax, stamp tax or other similar fee, tax or governmental charge (other than statutory filing and recording fees to be paid upon the filing of the Collateral Documents or the financing statements) is required to be paid in connection with the filing and recordation of any of the Collateral Documents or the financing statements.

         19. A state court of competent jurisdiction or a federal court sitting in the States of Louisiana of competent jurisdiction and applying conflicts of laws principles of such states, if properly presented with a choice of law issue, will honor the choice of Texas law to govern the Collateral Documents that state such documents shall be governed by the laws of the State of Texas, except to the extent the laws of other jurisdictions may be mandatorily applicable to certain matters under the Collateral Documents.

This opinion may be relied upon by the Agent, the Lenders and their participants, assignees and other transferees.

                                                     Very truly yours,


                               Exhibit D - Page 4

                                    EXHIBIT E
                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

                            PETROQUEST ENERGY, L.L.C.
                              _____________________
                           Lafayette, Louisiana _____

                                     [Date]



Bank One, NA, as Agent
910 Travis
Houston, Texas 77002
Attention: Charles Kingswell-Smith

Re: Borrowing Notice of even date herewith by PetroQuest Energy, L.L.C. (the "Borrower"), pursuant to Credit Agreement dated May 14, 2003 (the "Credit Agreement") among Borrower, Bank One, NA, as Agent, Banc One Capital Markets, Inc., as Lead Arranger and Sole Book Runner, and the Lenders named therein

Gentlemen:

      Pursuant to the Borrowing Notice, Borrower has requested an Advance (as defined in the Agreement) in the amount of $_____________.

      Borrower, hereby instructs Agent to disburse the proceeds of the requested Advance as follows:

TO:   [NAME OF PAYEE]                                      $____________

Wiring Information:                 [Name of Bank]
                                    ABA No. ________________
                                    Account # _______________
                                    Reference: _______________
                                    Contact: _________________

                                                     PETROQUEST ENERGY, L.L.C.

                                                     By:
                                                     Name:
                                                     Title:


                               Exhibit E - Page 1

                                    EXHIBIT F
                             COMPLIANCE CERTIFICATE

To: Bank One, NA, as Agent, for Itself and the Lenders to the Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of May 14, 2003 (as amended, modified, renewed or extended from time to time, the "Agreement") by and among PetroQuest Energy, L.L.C. (the "Borrower"), the Lenders named therein, Bank One, NA, as Agent ("Agent"), and Banc One Capital Markets, Inc. as Lead Arranger and Sole Book Runner. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected _____________ of Borrower.

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Guarantor, the Borrower and their Subsidiaries during the accounting period covered by the attached financial statements.

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

         4. Schedule I attached hereto sets forth financial data and computations evidencing Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         5. Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement, the Collateral Documents and the other Loan Documents and the status of compliance.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which each Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

                ________________________________________________

                ________________________________________________

                ________________________________________________


                               Exhibit F - Page 1

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         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of _______________, 200___.


                                           PETROQUEST ENERGY, L.L.C.

                                           By:
                                           Name:
                                           Chief Financial Officer


                               Exhibit F - Page 2

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                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                    Compliance as of ______________, 200____



                               Exhibit F - Page 3

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                     SCHEDULE II TO COMPLIANCE CERTIFICATE

Reports and Deliveries Currently Due


                               Exhibit F - Page 4

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                                    EXHIBIT G
                              FORM OF TITLE OPINION


                          [Letterhead of Title Counsel]

                            ___________________, 2003

Bank One, NA, as Agent
910 Travis
Houston, Texas 77002

Attention:

                                 TITLE OPINION
                                 Interests of PetroQuest Energy, L.L.C.; and
                                 PetroQuest Energy, Inc.
                                 __________ County, __________

Gentlemen:

         Please refer to our [Title Opinion] ("Title Opinion") dated ____________, 200__, covering lands more particularly described therein (collectively the "Lands").

         In addition to the title materials examined as listed in the Title Opinion, we have examined executed originals of the following documents:

[HERE LIST DOCUMENTS EXAMINED]

         We are of the opinion that:

         A. The Mortgage constitutes, as security for (i) the loans made and to be made by the Lender pursuant to the Credit Agreement and to be evidenced by the Notes, and (ii) the obligations of the Borrowers and their Affiliates to the Lender or its Affiliates under Rate Management Transactions between such parties, a legally valid and enforceable first [mortgage/deed of trust] lien on the interests of _______________________ ("Borrower") in the Lands, and a first perfected security interest in the interests of the Borrower in all accounts and proceeds resulting from the sale at the wellhead of minerals to be severed from the aforesaid interests of the Borrower. No other or further filings or recordings are required to establish, perfect and maintain such lien and security interest, except as expressly set forth herein, subject to our comments and requirements set forth herein below.

         B. It is our opinion that the interests of the Borrower, and covered by your Mortgage are as follows:


                               Exhibit G - Page 1

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I.       [Tract 1:]                       Operating                 Net Revenue
                                          Interest                  Interest

         Borrower                         __________                __________

[HERE LIST INTERESTS OF EACH IN EACH TRACT]

         C. Under the applicable laws of the State of _______________, including applicable recording, filing and registration laws and regulations, no mortgage, documentary, stamp or similar taxes are payable in connection with the execution, delivery or recording of the Mortgage or the transactions contemplated thereby, insofar as the Mortgage and the transactions relate to property located in or subject to the laws of the State of ______________, other than statutory recording and filing fees which were paid upon the recording and filing of the Mortgage, UCC 1 and other documents recorded in connection herewith.

         D. Under the laws of the State of ______________, the priority of the Mortgage, to the extent the Mortgage secures obligatory future advances and is a conveyance of or creates a lien against a real property interest, was established as of ___________, 2002.

         E. Under the laws of the State of and local jurisdictions therein, there is no statutory regulatory lien in favor of any governmental entity for
(a) liability under ________ Applicable Environmental Laws or regulations, or
(b) damages (including natural resources damages) arising from or costs incurred by such governmental entity in response to the release of a hazardous or toxic waste, substance, pollutant, constituent, or other substance into the environment which, if not of record in the mortgage records in the County where such lands are located, would have priority over the Mortgage [HERE LIST EXCEPTIONS, AS APPLICABLE] .

         F. Under the laws of the State of _________ and local jurisdictions therein, there are no statutory and regulatory requirements relating to the transfer of ownership or operation or sale of premises upon which there are hazardous or toxic wastes, or upon which there are certain facilities which indicate a likelihood of such wastes (except for various requirements that regulatory bodies receive notification when an environmental permittee, licensee, or notifier changes) which require (i) notification of the State or of the local jurisdiction of such transfer, or sale, (ii) certification that there has been no discharge of toxic or hazardous waste or other substances, or (iii) in the event of a discharge, the assumption prior to such transfer of ownership, or operation, or sale, of responsibility by the lender for the undertaking of remedial measures to alleviate environmental contamination resulting from such discharge.

         G. The Mortgage contains the terms and provisions necessary to enable the Lender, following a default under the Mortgage, to exercise remedies which are customarily available to mortgagees under mortgages encumbering real property under the laws of the State of _____________.


                               Exhibit G - Page 2

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         H. The form of financing statement described in item _____ of this opinion ("Financing Statements") sufficient in form to perfect the security interest in the Borrower's interest in the Mortgaged Property not considered real property or fixtures, to the extent that such Mortgaged Property is deemed to be located in the State of _________, and a security interest in such Mortgaged Property can be perfected by the filing of a financing statement. To the extent that the Mortgaged Property owned by the Borrower not considered real property or fixtures is deemed to be located in the State of __________ and security interests in the various types of such Mortgaged Property described in the Financing Statement can be perfected by filing in the State of ____________ under the provisions of Article 9 of the Uniform Commercial Code, such security interests have been perfected by filing of the Financing Statement in the Office of the ______________ Secretary of State.

         I. The Lender is not required, solely as a result of the transactions contemplated by the Loan Documents, to qualify to do business in the State of __________ in order to exercise its rights under the Mortgage. Solely as a result of the transactions contemplated by the Loan Documents, the Lender will not become subject to any taxes or fees of any kind under the laws of the State of __________________.

         J. The payment by the Borrower and receipt by the Lender of the aggregate principal, interest and fees to be paid, and the method of calculation and payment thereof, pursuant to the Loan Documents is not usurious under, or otherwise in violation of, the laws of the State of ___________ .

         K. Certain rights, remedies and waivers contained in the Loan Documents which relate to the Mortgaged Property may be rendered ineffective, or limited by applicable State of ____________________ laws or judicial decisions (other than those reflected in the qualifications and assumptions set forth herein) governing such provisions, but in our opinion such laws and judicial decisions do not make the Loan Documents invalid as a whole, and there exist, in the Loan Documents or pursuant to applicable law, legally adequate remedies for a realization of the principal benefits and/or security reasonably intended to be provided by the Loan Documents.

         L. It is necessary that a continuation statement be filed regarding the Financing Statement within six ( 6 ) months prior to the end of each five (5) year period.

         M. This finding of mortgaged interests of Borrower in your favor, is subject to all unsatisfied (in whole or in part) Requirements of the Title Opinion, as well as all limitations, comments and remarks set forth therein and herein.

                                                  Very truly yours,



                               Exhibit G - Page 3

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                                                      __________________________


                               Exhibit G - Page 4